UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Hercules Capital, Inc.

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April 29, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Hercules Capital, Inc., which will be held virtually on Thursday, June 23, 2022 at 9:00 a.m. (Pacific Time). The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/HTGC2022, where you will be able to listen to the meeting live, submit questions, and vote online.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the virtual meeting, please cast your vote as soon as possible by Internet, by QR Code, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. For shares held in “street name,” please follow the relevant instructions for telephone and Internet voting provided by your broker, bank or other nominee. Returning the proxy does not deprive you of your right to attend the virtual meeting and to vote your shares at the virtual meeting.

Your continuing support of Hercules is very much appreciated.

Sincerely,

Scott Bluestein Chief Executive Officer Chief Investment Officer

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

HERCULES CAPITAL, INC.

Time	9:00 a.m., Pacific Time

Date	June 23, 2022

Place	Virtually at www.virtualshareholdermeeting.com/HTGC2022

Please have your 16-Digit Control Number to join the annual meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted on www.proxyvote.com.

Purpose	1.	Elect two directors who will serve for the term specified in the Proxy Statement.

	2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

	3.	Ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2022.

	4.	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date

You have the right to receive notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on April 25, 2022. We plan to begin mailing this Proxy Statement on or about May 4, 2022 to all stockholders entitled to vote their shares at the annual meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in “street name,” voting instruction form as soon as possible so your shares can be voted at the virtual meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in “street name,” you will receive instructions for voting of shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

The enclosed Proxy Statement is also available at www.proxyvote.com. This website also includes copies of the proxy card and our annual report to stockholders. Stockholders may request a copy of the Proxy Statement and our annual report by contacting our main office at (650) 289-3060.

By Order of the Board,

Kiersten Zaza Botelho General Counsel, Chief Compliance Officer and Secretary

PROXY STATEMENT—TABLE OF CONTENTS

OTHER PROXY PROPOSALS
Proposal 2—Advisory Vote to Approve the Company’s Named Executive Officer Compensation	48
Proposal 3—Ratification of Selection of Independent Public Accountant	50
Principal Accountant Fees and Services	50
MEETING AND OTHER INFORMATION
Stockholder Proposals	52
Question and Answer: Proxy Statement General Information	53

SUMMARY INFORMATION

This summary provides highlights about Hercules Capital, Inc., and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider when deciding how to vote your shares. The “Company,” “Hercules,” “HTGC,” “we,” “us” and “our” refer to Hercules Capital, Inc. and its wholly owned subsidiaries and its affiliated securitization trusts.

ABOUT HERCULES AND 2021 FINANCIAL HIGHLIGHTS

We are a specialty finance company focused on providing senior secured loans to high-growth, innovative venture capital-backed and institutional-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries.

2021 PEER GROUP ANALYSIS

As of December 31, 2021, the Company generally outperformed most of its Peer Group (defined on page 32) over a one-, three- and five-year period in both financial efficiencies measured using Return on Average Assets (“ROAA”), Return on Equity (“ROE”), Return on Investment Capital (“ROIC”), as well as using the market measure Average Annual Shareholder Return (“AASR”):

Performance Period	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Average Annual Shareholder Return (“AASR”)
	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	5.4%	100%	10.2%	91%	5.6%	100%	26.0%	35%
3-year	5.7%	100%	11.4%	100%	5.8%	100%	26.6%	60%
5-year	5.7%	100%	11.2%	100%	5.8%	100%	14.0%	65%

−1-, 3- and 5-year calculations of performance are based on data as of December 31, 2021.

−Companies with less than three and/or less than five full years of historical financial and AASR performance are excluded.

−Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

−The data is from S&P Capital IQ and is not adjusted by FW Cook, which means the data may not reflect internal adjustments regularly made by Hercules or by the peer companies when assessing their performance.

VOTING MATTERS AND RECOMMENDATIONS

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)

1.	To elect two directors who will serve for the term specified in the Proxy Statement.	FOR	7

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	48

3.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent public accounting firm for the fiscal year ending December 31, 2022.	FOR	50

SUMMARY INFORMATION	1

BOARD NOMINEES

				Board Committee Members
Name	Age	Director Since	Independent(1)	AC	CC	NCGC
Scott Bluestein	43	2019
Wade Loo	61	2021	X	M	M

AC = Audit Committee CC = Compensation Committee NCGC = Nominating and Corporate Governance Committee

M = Member C = Committee Chairman

(1) Under the rules and regulations of the SEC and the listing standards of New York Stock Exchange (“NYSE”).

CORPORATE GOVERNANCE HIGHLIGHTS

•
Board Independence: Independent directors comprise the majority of our board of directors (“Board”).
•
Chairman: Our Board is led by an independent Chairman who manages the Board’s responsibilities.
•
Board Committee: All of members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (“Governance Committee”) are independent directors.
•
Board Accountability: Our Board and its committees conduct scheduled meetings in executive session, out of the presence of our chief executive officer.
•
Risk Management: Our Board and its committees remain in close contact with, and receive reports on various aspects of our business from, our senior management team and independent auditors.
•
The “Corporate Governance” section of this Proxy Statement provides further information about our corporate governance practices, Board structure and Board committees.

EXECUTIVE COMPENSATION (Say-on-Pay)

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “say-on-pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation for our NEOs, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement. In 2021, stockholders voted 89.23% in favor of Say-on-Pay.

2021 EXECUTIVE COMPENSATION HIGHLIGHTS

For a summary of our 2021 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 28.

AUDITOR MATTERS

We are seeking your ratification of PwC as our independent public accounting firm for the 2022 fiscal year. The following table summarizes the fees billed by PwC for the fiscal year ending December 31, 2021 (please refer to the proposal on page 50):

2021 (in millions)
Audit Fees	$1.2
Audit-Related Fees	$—
Tax Fees	$0.1
All Other Fee	$0.1
Total	$1.4

For 2021, 86% of the 2021 fees represented audit and audit-related fees.

SUMMARY INFORMATION	2

HERCULES CAPITAL DELIVERED RECORD

ORIGINATIONS PERFORMANCE FOR 2021

Our success is a testament to the strength of our team's capabilities, our discipline credit selection, robust liquidity, and the scale and strength of our platform and brand recognition as the largest BDC venture lender.

$2.64B Record Total Gross Debt and Equity Commitments	$1.57B Record Total Gross Fundings
UP 122.1%	UP 106.0%

$2.60B Total Assets	$2.39B Total Investments at Cost
$281.0M Total Investment Income	$150.0M Net Investment Income
12.4% Return on Average Equity Q4 2021	6.2% Return on Average Assets Q4 2021
$1. Record Declared Cash UP 2	66 Distributions per Share 3.0%

SUMMARY INFORMATION	3

GENERAL INFORMATION

For general information regarding our Proxy Statement, please review the questions and answers at the end of our Proxy Statement. For questions in which you require additional information, please call us at (617) 314-9973 or send an e-mail to Kiersten Zaza Botelho, Secretary, at kbotelho@htgc.com.

You may authorize a proxy to cast your vote in any of the following ways:

Internet Visit www.proxyvote.com. You will need the 16-digit control number included in the proxy card, voter instruction card or notice.	QR Code You can scan the QR Code on your proxy card to vote with your mobile phone.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the control number included in your proxy card.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

In Person

Attend the virtual meeting in person.

Please have your 16-Digit Control Number to join the annual meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted on www.proxyvote.com

GENERAL INFORMATION	4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2022 (except as noted below), the beneficial ownership of each current director, each nominee for director, our NEOs, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 25, 2022 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 123,880,353 shares of common stock outstanding as of April 25, 2022.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Our directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Director
Scott Bluestein(2)	Record/Beneficial	1,087,787	*

Independent Directors
Robert P. Badavas(3)	Record/Beneficial	122,452	*
Gayle Crowell(4)	Record/Beneficial	23,586	*
Thomas J. Fallon(5)	Record/Beneficial	58,835	*
Joseph F. Hoffman(6)	Record/Beneficial	42,862	*
Brad Koenig(7)	Record/Beneficial	28,379	*
Wade Loo(8)	Record/Beneficial	1,176	*
Pam Randhawa(9)	Record	1,971	*
Doreen Woo Ho(10)	Record/Beneficial	27,201	*

Other Named Executive Officers
Seth H. Meyer(11)	Record/Beneficial	214,075	*
Melanie Grace(12)	Beneficial	52,071	*

Executive officers and directors as a group (13 persons)(13)			1.4%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)
Includes 426,263 shares of restricted common stock.
(3)
Includes 15,000 shares of common stock that can be acquired upon the exercise of outstanding options and 3,666 shares of restricted common stock. 103,786 shares are held of record by the Robert P. Badavas Trust of 2007, and Mr. Badavas disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(4)
Includes 3,472 shares of restricted common stock.
(5)
Includes 3,472 shares of restricted common stock. 55,363 shares are held of record by the Fallon Family Revocable Trust, and Mr. Fallon disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(6)
Includes 1,535 shares of restricted common stock. 41,327 shares are held of record by the Hoffman Trust, and Mr. Hoffman disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(7)
Includes 3,472 shares of restricted common stock. 24,907 shares are held of record by the Koenig Family 1994 Trust, and Mr. Koenig disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(8)
Includes 363 shares of restricted common stock. 813 shares are held of record by the Loo Revocable Trust and Mr. Loo disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(9)
Includes 1,971 shares of restricted common stock.
(10)
Includes 1,535 shares of restricted common stock.
(11)
Includes 135,283 shares of restricted common stock.

SECURITY OWNERSHIP INFORMATION	5

(12)
As of September 23, 2021. On September 24, 2021, Ms. Grace resigned from her position as Chief Compliance Officer, General Counsel and Secretary.
(13)
Includes (i) 5,875 shares of restricted common stock held of record by Kiersten Zaza Botelho, (ii) 49,006 held of record or beneficial ownership by Christian Follmann, which includes 26,304 shares of restricted common stock and 350 shares of common stock held by Mr. Follmann’s spouse in her name (Mr. Follmann disclaims any beneficial ownership interest of such shares held by his spouse except to the extent of his pecuniary interest therein), (iii) 15,000 shares of common stock that can be acquired upon the exercise of outstanding options and (iv) 613,211 shares of restricted common stock.

* Less than 1%.

The following table sets forth as of April 25, 2022 (except as noted below), the dollar range of our securities owned by our directors and executive officers.

Name	Dollar Range of Equity Securities Beneficially Owned
Interested Director
Scott Bluestein	Over $100,000

Independent Directors
Robert P. Badavas	Over $100,000
Gayle Crowell	Over $100,000
Thomas J. Fallon	Over $100,000
Joseph F. Hoffman	Over $100,000
Brad Koenig	Over $100,000
Wade Loo	$0-$50,000
Pam Randhawa	$0-$50,000
Doreen Woo Ho	Over $100,000

Other Executive Officers
Seth H. Meyer	Over $100,000
Kiersten Zaza Botelho	Over $100,000
Christian Follmann	Over $100,000
Melanie Grace*	Over $100,000

* As of September 23, 2021. On September 24, 2021, Ms. Grace resigned from her position as Chief Compliance Officer, General Counsel and Secretary.

SECURITY OWNERSHIP INFORMATION	6

PROPOSAL 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR the nominees for director

(Item 1 on your proxy card)

General

As of the date of this proxy statement, the Board consists of nine directors, eight of which are not "interested persons" of Hercules, as such term is defined under the 1940 Act. Two directors, Mr. Hoffman and Ms. Woo Ho, will retire from the Board following the expiration of their current terms at the 2022 annual meeting.

The Board is divided into three classes. Each director serves until the third annual meeting following his or her election and until his or her successor is duly elected and qualiﬁes. Our Class III directors, whose terms expire at the annual meeting, are Scott Bluestein and Wade Loo. The nomination of Messrs. Bluestein and Loo to stand for election at the annual meeting has been recommended by the Governance Committee and has been approved by the Board. Messrs. Bluestein and Loo, if elected, each will serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders, and until their successor is duly elected and qualifies, or until their earlier death, resignation or removal from the Board.

Neither Messrs. Bluestein nor Loo are being nominated as a director for election pursuant to any agreement or understanding between such persons and Hercules. Messrs. Bluestein and Loo have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Mr. Loo is not an “interested person” of Hercules, as such term is defined under the 1940 Act.

Director Qualifications

The Board recognizes that it is important to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a Board, and working with management, effectively. The Governance Committee is responsible for maintaining a well-rounded and diverse Board that has the requisite range of skills and qualifications to oversee the Company effectively. Our Board believes in the value of diversity and seeks to ensure that its composition reflects a mix of members representing various backgrounds, industries, skills, professional experiences, genders, races, and ethnicities. The Board complies with all rules and regulations while striving to always do what it believes is right. The Board must also comprise individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of the NYSE and the SEC, such as the requirements to have a majority of independent directors and an Audit Committee Financial Expert. In light of our business, the primary areas of experience and qualifications sought by the Governance Committee in incumbent and director candidates include, but are not limited to, the following:

•
Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology, life sciences, middle market, and sustainable and renewable technology.
•
Banking/Financial Services—Experience with commercial or investment banking, mutual fund, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act of 1933, as amended (the “Securities Act”).
•
Leadership/Strategy—Experience as a CEO, COO, President, CFO, or significant division manager responsible for leading a large team and establishing and executing successful business strategies.
•
Finance, IT and Other Business Operations—Experience related to finance, accounting, IT, treasury, human resources, or other key business processes.
•
Enterprise Risk Management—Experience with enterprise risk management processes and functions.
•
Governance—Experience with corporate governance issues, particularly in publicly-traded companies.
•
Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies, and non-profit entities.
•
Mergers and Acquisitions—Experience with public and private mergers and acquisitions, both in identifying and evaluating potential targets, as well as post-acquisition integration activities.

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below beginning on page 9.

A stockholder can vote for or withhold his, her or its vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the nominees

PROPOPOSAL 1	7

named in this Proxy Statement. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board as a replacement. Our Board has no reason to believe that the nominees will be unable or unwilling to serve.

Required Vote

Since this is an uncontested election, directors will be elected by a majority of the votes cast at the annual meeting, in person virtually or by proxy, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee's election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Stockholders may not cumulate their votes. Even if a director is not re-elected, he or she will remain in office as a director until the earlier of the acceptance by the Board of his or her resignation or his or her removal. If a director is not re-elected, the director is required to offer to resign from the Board. In that event, the Governance Committee will consider such offer to resign and make a recommendation to the Board who will then vote whether to accept the director’s resignation in accordance with the procedures listed in our Corporate Governance Guidelines.

Broker Non-Votes

A broker non-vote is a vote that is not cast on a non-routine matter by a broker that is present (in person or by proxy) at the meeting because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneﬁcial owner. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors. If you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1.

PROPOPOSAL 1	8

Information about the Directors and Executive Officers

Mr. Hoffman and Ms. Woo Ho will retire from the Board following the expiration of their current terms at the 2022 annual meeting. For each director who will, or is nominated to, continue to serve on the Board following the 2022 annual meeting, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below.

PROPOPOSAL 1	9

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Independent Directors
Robert P. Badavas (69)	Director	Class I Director since 2006	Retired. Chairman and Chief Executive Officer of PlumChoice, provider of virtual technical services and support, from 2011-2016.	Constant Contact, Inc., an online marketing company, from 2007-2016.

Pam Randhawa (53)	Director	Class I Director since 2021	CEO and Founder of Empiriko Corporation, a biotechnology startup, since 2010	None.

Gayle Crowell (71)	Director	Class II Director since 2019	Former Senior Operating Consultant at Warburg Pincus, a global private equity firm focused on growth investing 2002-2019.

Envestnet, a provider of integrated portfolio, practice management, and reporting solutions to financial advisors and institutions since 2016. Pliant Therapeutics, a clinical stage biopharmaceutical company that discovers, develops and commercializes novel therapies for the treatment of fibrosis since 2019.

Thomas J. Fallon (60)	Director	Class II Director since 2014

Executive Vice President - Business Development, Sanmina Corporation (2022-present). Former Chief Executive Officer of Infinera Corporation, manufacturer of high capacity optical transmission equipment, from 2010-2020.

Infinera Corporation since 2009.

Brad Koenig (63)	Director	Class II Director since 2017

Adviser to the board of directors of AvePoint, Inc. since 2021. Former Co-Chief Executive Officer of Apex Tech Acquisition, a blank check acquisition company or SPAC from 2019-2021. Former Founder and Chief Executive Officer of FoodyDirect.com, an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country from 2011-2018 which was acquired by Goldbelly, Inc. in 2018.

SuRo Capital Corp. (f/k/a GSV Capital Corporation), identifies and invests in rapidly growing late stage venture capital-backed private companies from 2015-2017. Apex Tech Acquisition Corp, a blank check acquisition company or SPAC (2019-2021).

Wade Loo (61)	Director Nominee	Class III Director since 2021	Retired. Audit Partner KPMG LLP in Silicon Valley from 1991 to 2010.	Guidance Software from 2016 to 2017.

Interested Director
Scott Bluestein (43)	Director Nominee, Chief Executive Officer and Chief Investment Officer	Class III Director Since 2019	Chief Investment Officer of Hercules since 2014; Interim Chief Executive Officer from March 2019 to July 2019; Director and Chief Executive Officer since July 2019	None.
(1)
The address for each officer and director is c/o Hercules Capital, Inc., 400 Hamilton Avenue., Suite 310, Palo Alto, California 94301.
(2)
No director otherwise serves as a director of an investment company subject to the 1940 Act.

PROPOPOSAL 1	10

Director Nominees Biographies

The biographical information for the director nominees is as follows:

Scott Bluestein	Board Committee:	Independent
	N/A	No

Mr. Bluestein, 43, joined us in 2010 as Chief Credit Officer. He was promoted to Chief Investment Officer in 2014. In addition to Chief Investment Officer, he was elected Interim Chief Executive Officer in March 2019. In July 2019, he was elected Chief Executive Officer and President. He has served as a director on our Board since July 2019 and his term expires in 2022.

Business Experience	•	Founder and Partner, Century Tree Capital Management (2009-2010)
	•	Managing Director, Laurus-Valens Capital Management, an investment firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities (2003-2009)
	•	Member of Financial Institutions Coverage Group focused on Financial Technology, UBS Investment Bank (2000-2003)

Education/ Other:	•	Bachelor’s in Business Administration from Emory University

PROPOPOSAL 1	11

Wade Loo	Board Committee:	Independent:
	• Audit	Yes
• Compensation

Mr. Loo, 61, is retired from KPMG LLP after 30 years of service with the firm. Since retiring from KPMG LLP, he has been serving on both public and non-public boards and investment committees. He has served as a director on our Board since June 2021 and his term expires in 2022.

Business Experience:	•	Audit partner for multinationals and venture-backed entities, with experience working with companies in the areas of technology, financial and life sciences
	•	Partner in Charge of KPMG LLP's Northern California Audit Business Unit, whose territory includes the Silicon Valley and San Francisco offices
	•	Certified Public Accountant (California)

Prior Public Company Directorships:	•	Guidance Software - Board Member and Audit Committee Chair (2016-2017)
	•	Kofax Ltd. - Board Member and Audit Committee Chair (2011-2015)

Private and Non-Profit	•	Investment Committee Member at Mapletree Europe Income Trust and Mapletree US Income Commercial Trust, both Private Real Estate Investment Trusts (2021-present)
Directorships:	•	Board Member (2015-present), Audit Committee Chair (2015-2019) and Board Chair (2021-present) at the Silicon Valley Community Foundation
	•	Executive Advisory Board Member at the University of Denver - Daniels College of Business (2015-present) and Board Chair (2018-2021)
	•	JobTrain - Board Member (2006-2018), Audit Committee Chair (2006-2010) and Board Chair (2011-2017)

Other Experience:	•	Let KPMG's Audit Committee Institute activities in Silicon Valley, which provides audit committee and governance best practices to audit committee chairs

Education:	•	Bachelor's in Accounting from the University of Denver

PROPOPOSAL 1	12

Skills/ Qualifications:	Mr. Loo’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries: technology, life sciences and middle market
	•	Banking/Financial Services—Experience with banking, mutual fund or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Leadership/Strategy—Both as Partner at KPMG and Board Chair, responsible for leading large teams and establishing and executing successful business strategies
	•	Finance, IT and Other Business Processes—Significant experience as an audit partner and audit committee chair related to finance, accounting and internal controls, IT and other key business processes
	•	Enterprise Risk Management—Experience with enterprise risk management processes and functions, including compliance and operational
	•	Governance—Experience with corporate governance issues, particularly in publicly-traded companies
	•	Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies and non-profit companies
	•	Mergers and Acquisitions—Experience with public and/or private company M&A, both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOPOSAL 1	13

Independent Director Biographies

As noted above, Mr. Hoffman and Ms. Woo Ho will retire from the Board following the expiration of their current terms at the 2022 annual meeting. The biographical information for each of the independent directors who will continue on the Board following the 2022 annual meeting is as follows:

Robert P. Badavas	Board Committee:	Independent:
	• Audit	Yes (Board Chair)

Mr. Badavas, 69, retired in August 2016 as Chairman and Chief Executive Officer of PlumChoice, a venture-backed technology, software and services company (since December 2011). He was appointed Interim Chairman of the Board in March 2019 and Chairman in July 2019. He has served as a director on our Board since March 2006. His term expires in 2023.

Business Experience:	•	President, Petros Ventures, Inc., a management and advisory services firm (2009-2011 and since 2016)
	•	President and Chief Executive Officer at TAC Worldwide, a multi-national technical workforce management and business services company (2005-2009)
	•	Executive Vice President and Chief Financial Officer, TAC Worldwide (2003-2005)
	•	Senior Partner and Chief Operating Officer, Atlas Venture, an international venture capital firm (2001-2003)
	•	Chief Executive Officer at Cerulean Technology, Inc., as venture capital backed wireless application software company (1995-2001)
	•	Certified Public Accountant, PwC (1974-1983)

Public Directorships:	•

Constant Contact, Inc., including chairman of the audit committee, a provider of email and other engagement marketing products and services for small and medium sized organizations, acquired by Endurance International Group Holdings, Inc. (2007-2016)

Private Directorships:	•	Polyvinyl Films, Inc., director, a leading manufacturer and distributer of food-grade film products for consumer, retail, and food-service markets worldwide (since 2019)

Prior Directorships:	•	PlumChoice, a venture-backed technology, software and services company
	•	Arivana, Inc., a telecommunications infrastructure company—publicly traded until its acquisition by SAC Capital
	•	On Technology, an IT software infrastructure company—publicly traded until its acquisition by Symantec
	•	Renaissance Worldwide; an IT services and solutions company—publicly traded until its acquisition by Aquent

Other Experience:	•	Trustee Emeritus, Bentley University (2005-2019); Board Chair (2018-2019); Vice Chair (2013-2018)
	•	Board of Trustees Executive Committee and Corporate Treasurer, Hellenic College/Holy Cross School of Theology (2002-2018)
	•	Trustee Emeritus, The Learning Center for the Deaf; Board Chair (1995-2005)
	•	Master Professional Director Certification, American College of Corporate Directors
	•	National Association of Corporate Directors
	•	Annunciation Greek Orthodox Cathedral of New England, Parish Council President (since 2016)

Education:	•	Bachelor’s degree in Accounting and Finance from Bentley University

PROPOPOSAL 1	14

Skills/ Qualifications:	Mr. Badavas’ key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in software, business and technology enabled services and venture capital
•

Leadership/Strategy—significant experience as a senior corporate executive in private and public companies, including tenure as chief executive officer, chief financial officer and chief operating officer

•

Finance, IT and Other Business Strategy and Enterprise Risk Management—prior experience as a CEO directing business strategy and as a CFO directing IT, financing and accounting, strategic alliances and human resources and evaluation of enterprise risk in such areas

	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—extensive experience as an executive and director of private and public companies with governance matters
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOPOSAL 1	15

Pam Randhawa	Board Committee:	Independent:
	• Governance	Yes

Ms. Randhawa, 53, currently serves as the CEO and Founder of Emipiriko Corporation since 2010. She has served as a director on our Board since November 2021 and her term expires in 2023.

Business Experience:	•	CEO and Founder of Emipiriko Corporation, a biotechnology startup (2010-present)
	•	Co-Founder, AgroGreen Biofuels, renewable energy startup (2010-2012)
	•	Vice President, Strategic Development, Sermo, a healthcare technology company (2008-2009)
	•	Vice President, Marketing, Phase Forward, a life sciences technology company (2005-2007)

Other Business Experience:	•	Director of Massachusetts Life Sciences Center, a Massachusetts Investment Fund to promote the life sciences sector (2016-present)
	•	Chair and Director of Massachusetts Biotechnology Council, an industry association for biotechnology (2017-present)

Non-Profit/ Government Leadership:	•	Member, The World Economic Forum’s Global Future Council on Biotechnology (2018-2020)
	•	Chair, National Science Foundation and National Institution of Justice, Industrial Advisory Board of Center for Advanced Research in Forensic Science (2019-2020)
	•	Member, the Economic Development Planning Council for the State of Massachusetts (2019)
	•	Member, Boston Women’s Workforce Council, a public-private partnership between the Mayor’s Office and Greater Boston employers dedicated to eliminating the gender/racial wage gap (2016-2020)

Education:	•	BA in Economics from University of Rajasthan
	•	MPM from Carnegie Mellon University

Skills/ Qualifications:	Ms. Randhawa’s key areas of skill/qualifications include, but are not limited to:
•

Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology, life sciences, middle market, and sustainable and renewable technology

	•	Leadership/Strategy—Experience as a CEO, President, entrepreneur and senior executive leading teams and establishing and executing successful business strategies
	•	Finance, IT and Other Business Processes—Experience related to finance, IT, sales, business development, marketing, or other key business processes
	•	Enterprise Risk Management—Experience with enterprise risk management processes and functions, including compliance and operational
	•	Governance—Experience with corporate governance issues
	•	Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies, non-profit and government
	•	Mergers and Acquisitions—Experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

Gayle Crowell	Board Committee:	Independent:
	• Compensation (Chair) • Governance	Yes

Ms. Crowell, 71, formerly served as Senior Operating Consultant at Warburg Pincus, a global private equity firm focused on growth investing from 2002 to 2019. She has served as a director on our Board since February 2019 and her term expires in 2024.

PROPOPOSAL 1	16

Business Experience:	•	President and CEO, RightPoint Software (acquired by E.piphany), developed customer relationship management software (1998-2000)
•

Senior Vice President and General Manager, ViewStar (acquired by Mosaix), a network based process automation software encompassing workflow automation, document image processing and information management company (1994-1998)

	•	Group Director, Oracle Corporation, a computer technology corporation (1990-1992)
	•	Vice President of Sales, DSC, a networking company (1989-1990)
	•	Vice President of Sales, Cubix Corporation, a company that designs, engineers and manufactures computer hardware systems (1985-1989)

Public Directorships:	•

Envestnet (member of audit committee and nominating and governance committee), a leading provider of integrated portfolio, practice management, and reporting solutions to financial advisors and institutions (since 2016)

•

Pliant Therapeutics (chair of information security and compliance committee, member of compensation committee and nominating and governance committee), a clinical stage biopharmaceutical company that discovers, develops and commercializes novel therapies for the treatment of fibrosis (since 2019)

Private Directorships:	•	Lead Director, GTreasury, an integrated digital treasury management platform that allows companies to manage liquidity risk, market risk, counter party and credit risk (since 2021)
	•	Executive Chair, Instinct Science, a provider of cloud-based, electronic medical records and practice management systems for the modern veterinary office and hospital (since 2022)

Prior Directorships:	•	Dude Solutions, the leading provider of cloud-based operations management software to optimize facilities, assets and workflow (since 2014)
	•	Resman, a property management platform of owners, operators and investors across the multifamily, affordable and commercial real estate marketplaces (2020-2021)
•

MercuryGate, a developer of a transportation management system and offers a software that enables shippers, carriers, brokers, freight forwarders and third party logistics providers to plan, monitor and track shipments (2014-2018)

•

Yodlee, the leading data aggregation and data analytics platform, helps consumers live better financial lives through innovative products and services delivered through financial institutions and FinTech companies (2002-2015)

	•	Coyote Logistics, a third-party logistics provider that combines a centralized marketplace with freight and transportation solutions to empower your business (2011-2015)
	•	SRS (2004-2013)
	•	TradeCard, a SaaS collaboration product that was designed to allow companies to manage their extended supply chains including tracking movement of goods and payments (2009-2013)

Other	•	Member, National Association of Corporate Directors (NACD)
Experience:	•	Member, Women Corporate Directors (WCD)

Education:	•	Bachelor of Science from University of Nevada Reno

PROPOPOSAL 1	17

Skills/ Qualifications:	Ms. Crowell’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOPOSAL 1	18

Thomas J. Fallon	Board Committee:	Independent:
	• Governance • Compensation	Yes

Mr. Fallon, 60, has been the Executive Vice President - Business Development of Sanmina Corporation, an American electronics manufacturing services provider, since 2022. He formally served as Chief Executive Officer of Infinera Corporation, a global supplier of innovative networking solutions, from 2010 to 2020). He has served as a director on our Board since July 2014 and his term expires in 2024.

Business Experience:	•	Executive Vice President - Business Development, Sanmina Corporation (2022-present)
	•	Chief Executive Officer, Infinera Corporation (2010-2020)
	•	Chief Operating Officer, Infinera Corporation (2006-2009)
	•	Vice President of Engineering and Operations, Infinera Corporation (2004-2006)

Other Business Experience:	•	Vice President, Corporate Quality and Development Operations of Cisco Systems, Inc. (2003-2004)
	•	General Manager of Cisco Systems’ Optical Transport Business Unit, VP Operations, VP Supply, various executive positions (1991-2003)

Public Directorships:	•	Infinera Corporation, a global supplier of innovative networking solutions (since 2009)

Prior Directorships:	•	Piccaro, a leading provider of solutions to measure greenhouse gas concentrations, trace gases and stable isotopes (2010-2016)

Other Experience:	•	Member, Engineering Advisory Board of the University of Texas at Austin
	•	Member, President’s Development Board University of Texas
	•	Member, Technical Advisory Board Quantumscape

Education:	•	Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin
	•	Master’s degree in Business Administration from the University of Texas at Austin

Skills/ Qualifications:	Mr. Fallon’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOPOSAL 1	19

Brad Koenig	Board Committee:	Independent:
	• Audit	Yes
• Compensation

Mr. Koenig, 63, has served as an adviser to the board of directors of AvePoint, Inc., a provider of managed IT services since 2021. He has served as a director on our Board since October 2017 and his term expires in 2024.

Business Experience:	•

Chief Executive Officer of FoodyDirect.com, an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country when the company was acquired by Goldbelly, Inc. (2011-2018)

	•	Head of Global Technology Investment Banking at Goldman Sachs, a leading global investment banking, securities and investment management firm (1990-2005)
	•	Co-Head of Global Technology, Media and Telecommunications at Goldman Sachs (2002-2005)

Private Directorships:	•	Theragenics Corporation, medical device company serving the surgical products and prostate cancer treatment markets (since 2013)

Prior	•	Apex Tech Acquisition Corp, a blank check acquisition company or SPAC (2019-2021)
Directorships:	•	SuRo Capital Corp. (f/k/a GSV Capital Corporation), identifies and invests in rapidly growing late stage vesture capital-backed private companies (2015-2017)
•

EveryAction Software, the leading technology provider to Democratic and progressive campaigns and organizations, offering clients an integrated platform of the best fundraising, compliance, field, organizing, digital and social networking products (2009-2018)

Other Experience:	•	Adviser to Oak Hill Capital Management, a private equity firm

Education:	•	Bachelor’s degree in Economics from Dartmouth College
	•	Master’s degree in Business Administration from Harvard Business School

Skills/ Qualifications:	Mr. Koenig’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Banking/Financial Services—experience with banking, mutual funds, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Governance—experience as the chairman of the governance committee with corporate governance issues, particularly in a publicly-traded company
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOPOSAL 1	20

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our chairman and chief executive officer, our chief financial officer, our chief investment officer, our general counsel, and our other officers and employees, and by reviewing materials provided to them and participating in meetings of our Board and its committees.

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. The Board has adopted a number of policies to support our values and good corporate governance, including corporate governance guidelines, Board committee charters, insider trading policy, code of ethics, code of business conduct and ethics, and related person transaction approval policy. The Board has approved corporate governance guidelines that provide a framework for the operation of the Board and address key governance practices. Examples of our corporate governance practices include:

•
Continued Board Recruitment and Refreshment
•
Independent Chairman of the Board
•
Majority Independent Directors
•
Independent Audit and Compensation, Nominating and Governance Committees
•
Annual Board and Committee Self-Evaluations
•
Annual Board Review of CEO and Senior Management Succession Plans
•
Continued Qualification Policy
•
Anti-Hedging and Pledging Policy
•
Active Stockholder Outreach
•
Pay for Performance Philosophy
•
Stock Ownership Guidelines for Executives and Directors
•
Clawback Provisions for Executive Incentive Compensation
•
No Tax Gross-Up Payments

Our Board will continue to review and update the corporate governance guidelines, corporate governance practices, and our corporate governance framework.

Board Leadership Structure

As of the date of this proxy statement, our Board is comprised of eight independent directors and one interested director, our CEO, including an independent chairman of the Board. In addition, each member of our Audit Committee, Compensation Committee, and Governance Committee is an independent director. Mr. Hoffman and Ms. Woo Ho, independent directors who chair the Audit and Governance Committees, respectively, will retire from the Board following the expiration of their current terms at the 2022 annual meeting. The Audit and Governance Committee chair positions will be filled by two other independent directors following Mr. Hoffman's and Ms. Woo Ho's retirement. Our Board and its committees remain in close contact with Hercules’ management and receive reports on various aspects of Hercules’ management and enterprise risk directly from our senior management and independent auditors. Our Board believes this provides an efficient and effective leadership model for the Company.

No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.

Board Oversight of Risk

While day-to-day risk management is primarily the responsibility of our management team, our Board, as a whole and through its committees, is responsible for oversight of the risk management processes.

Our Audit Committee has oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. In

CORPORATE GOVERNANCE	21

addition to our Audit Committee, the other committees of our Board consider the risks within their areas of responsibility. For example, our Compensation Committee considers the risks that may be posed by our executive compensation program.

Management provides regular updates throughout the year to our Board regarding the management of the risks they oversee at each regular meeting of our Board. Also, our Board receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, our full Board reviews our short and long-term strategies, including consideration of significant risks facing our business and their potential impact.

During 2021, in addition to unanimous written consents, the Board held the following meetings:

Type of Meeting	Number
Regular Meetings to address regular, quarterly business matters	4
Other Meetings to address business matters that arise between quarters, such as fair valuing the portfolio investments, quarterly audit committee presentations and review and approval of earnings reports, among other matters	0

Each director makes a diligent effort to attend all Board and committee meetings, as well as our annual meeting of stockholders. All directors attended at least 93% of the aggregate number of meetings of the Board and of the respective committees on which they served. Each of our then-serving directors attended our 2021 annual meeting of stockholders.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Governance Committee. A brief description of each committee is included in this Proxy Statement and the charters of the Audit, Compensation, and Governance Committees are available on the Investor Relations page of our website at https://investor.htgc.com/corporate-governance/governance-documents.

As of the date of this Proxy Statement, the members of each of our Board Committees are as follows:

Audit	Compensation	Nominating and Governance
Joseph F. Hoffman* (Chair) Robert P. Badavas Brad Koenig Wade Loo	Gayle Crowell (Chair) Thomas J. Fallon Brad Koenig Wade Loo	Doreen Woo Ho* (Chair) Gayle Crowell Thomas J. Fallon Joseph F. Hoffman Pam Randhawa

* Mr. Hoffman and Ms. Woo Ho, independent directors who chair the Audit and Governance Committees, respectively, will retire from the Board following the expiration of their current terms at the 2022 annual meeting. The Audit and Governance Committee chair positions will be filled by two other independent directors following Mr. Hoffman's and Ms. Woo Ho's retirement.

Each of our directors who sits on a committee satisfies the independence requirements for purposes of the rules promulgated by the NYSE and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Hoffman, Chairman of the Audit Committee and Messrs. Badavas, Koenig and Loo, members of the Audit Committee, are each an “audit committee financial expert” as defined by applicable SEC rules.

Committee Governance

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board.

CORPORATE GOVERNANCE	22

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2021, are as follows:

Audit Committee	Number of meetings held in 2021: 6
•
Oversees the accounting and financial reporting processes and the integrity of the financial statements.
•
Establishes procedures for complaints relating to accounting, internal accounting controls or auditing matters.
•
Examines the independence qualifications of our auditors.
•
Assists our Board’s oversight of our compliance with legal and regulatory requirements and enterprise risk management.
•
Assists our Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance.
•
Reviews and recommends to the Board the valuation of the Company’s portfolio.

Compensation Committee	Number of meetings held in 2021: 6
•
Oversees our overall compensation strategies, plans, policies and programs.
•
Approves director and executive compensation.
•
Assesses compensation-related risks.

Nominating and Corporate Governance Committee	Number of meetings held in 2021: 4
•
Discharges our Board’s responsibilities related to general corporate governance practices, including developing, reviewing and recommending to our Board a set of principles to be adopted as the Company’s Corporate Governance Guidelines.
•
Conducts an annual performance evaluation of our Board, its committees, and its members.
•
Reviews board composition, size, and refreshment and identifying and recommending to our Board qualified director candidates.
•
Oversees succession planning for the CEO, Section 16 officers and senior management who report to the CEO.
•
Oversees the director resignation policy set forth in the Corporate Governance Guidelines.
•
Criteria considered by the Governance Committee in evaluating qualifications of individuals for election as members of the Board consist of the independence and other applicable NYSE corporate governance requirements; the 1940 Act and all other applicable laws, rules, regulations and listing standards; and the criteria, polices and principles set forth in the Governance Committee charter.
•
Considers nominees properly recommended by a stockholder. Stockholder recommendations for candidates for the Board should be sent to the Nominating and Corporate Governance Committee, c/o Kiersten Zaza Botelho, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. The Governance Committee will evaluate any such recommendations using the same criteria as it uses for other candidates.
•
The Governance Committee regularly considers the composition of our Board to ensure there is a proper combination of skills, experience, diversity and tenure.

Director Independence

The NYSE’s listing standards and Section 2(a)(19) of the 1940 Act require that a majority of our Board and every member of our Audit, Compensation, and Governance Committees are “independent.” Under the NYSE’s listing standards and our corporate governance guidelines, no director will be considered to be independent unless and until our Board affirmatively determines that such director has no direct or indirect material relationship with our company or our management. Our Board reviews the independence of its members annually.

In determining that Mss. Woo Ho, Randhawa and Crowell and Messrs. Badavas, Fallon, Hoffman, Koenig and Loo are independent, our Board, through the Governance Committee, considered the financial services, commercial, family and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Hercules and its subsidiaries, on the other hand.

CORPORATE GOVERNANCE	23

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about Hercules are encouraged to contact Michael Hara, Investor Relations at (650) 433-5578. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of our Board.

Mr. Badavas currently serves as chairman of our Board, and he presides over executive sessions of the independent directors. Parties may communicate directly with Mr. Badavas by sending their communications to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Secretary at the above address. All communications received in this manner will be delivered to Mr. Badavas.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or our code of ethics, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to Kiersten Zaza Botelho, Secretary. The communication will be forwarded to the chair of our Audit Committee if our secretary determines that the matter has been submitted in conformity with our whistleblower procedures or otherwise determines that the communication should be so directed. The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct and Ethics

Our code of business conduct and ethics requires that our directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of Hercules. Pursuant to our code of business conduct and ethics, which is available on the Governance Documents page of our website at https://investor.htgc.com/corporate-governance/governance-documents, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board.

Availability of Corporate Governance Documents

To learn more about our corporate governance and to view our corporate governance guidelines, code of business conduct and ethics, and the charters of our Audit Committee, Compensation Committee, and Governance Committee, please visit the Investor Relations page of our website at https://investor.htgc.com/corporate-governance/governance-documents under “Governance Documents.” Copies of these documents are also available in print and free of charge by writing to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of our Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity at which one of our executive officers serves on the Board.

Certain Relationships and Related Transactions

We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to Hercules. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with Hercules, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with Hercules, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, Hercules, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

CORPORATE GOVERNANCE	24

Anti-Hedging and Anti-Pledging Policy

Our Corporate Governance Guidelines prohibit directors, executive officers and employees from holding their shares of Hercules stock in a margin account or otherwise pledge such shares as collateral for a loan. Directors, officers and employees are also prohibited from engaging in hedging or monetization transactions in respect of Hercules stock, including through the use of financial instruments such as prepaid variable forward, equity swaps, collars and exchange funds.

Corporate Responsibility and Sustainability

We believe that environmental, social and governance factors are an important driver of long-term stockholder returns from both an opportunity and risk-mitigation perspective. Our investment strategy is centered around financing growth-oriented companies in both technology and life sciences. Many of these companies are on the cutting edge of developing new and innovative technologies or are advancing novel drug candidates that have the possibility of providing significant benefits to patients in a variety of areas, including those with unmet needs. Several of these companies are focused on sustainable and responsible products and services, and we are proud to support their efforts. We believe the inclusion of factors related to sustainable and responsible investments provides meaningful value to our employees, portfolio companies, stockholders and community.

Our mission is to provide our stockholders with an investment strategy that delivers strong risk-adjusted, long-term performance. We employ a disciplined investment process that seeks to both uncover opportunities and evaluate potential risks while striving for the best possible return. Consistent with these objectives, we take a comprehensive approach to integrating environmental, social and governance (ESG) criteria into our investment process.

•
Environmental. We limit our consumption of scarce and/or non-renewable resources by being mindful of the products we use in our business. We also utilize an aggressive recycling and composting policy to reduce landfill. We limit emissions of greenhouse gases and other forms of harmful waste by managing our energy use. Our investment philosophy ensures that we generally do not invest directly in the oil and gas industry, mining, forestry, logging, and other areas that we believe are detrimental to our values and principles. Our investment strategy in the sustainable and renewable technologies sector has centered around the reduction in greenhouse gas emissions through our investments in vehicle electrification and renewable resources such as solar and wind power.
•
Social. We mandate zero tolerance of discrimination and harassment of any kind including but not limited to sexual, gender, race, religion, ethnicity, age among others. We promote diversity, inclusion and belonging in the hiring and retention of our employees with both gender and racial/ethnic consideration. We have an established platform of giving that is focuses on the health and well-being of our entire society and encourages our employees to give to their charities and communities by matching their charitable contributions and providing volunteering opportunities that better their communities. We ensure our business gives back to the communities where we operate by partnering with charitable organizations and making donations to a diverse set of charities and organizations.
•
Governance. We manage our business with integrity and high moral conduct. We have a corporate governance structure with clear responsibilities and procedures and a separation of the chairman and chief executive roles. Our Board also reflects and practices the core values and beliefs of the Company and supports diversity and inclusion in its composition.

Our workforce consists of diverse professionals, including over 60% that are women or people of diverse ethnic background as of March 31, 2022. Over 50% of our senior leaders, which includes our Managing Directors on the investment team and senior executives, are women or people of diverse ethnic backgrounds. We are committed to recruiting, motivating, and developing a diversity of talent. We strive to continue to create a welcoming and inclusive work environment for all employees. We hire and develop individuals, we take succession planning into account have succession plans in place for each of our senior leaders.

CORPORATE GOVERNANCE	25

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by the biographical information of each of such executive officer:

Name	Age	Principal Occupation
Scott Bluestein	43	Chief Executive Officer and Chief Investment Officer
Seth H. Meyer	53	Chief Financial Officer
Kiersten Zaza Botelho	36	General Counsel, Chief Compliance Officer and Secretary
Christian Follmann	39	Chief Operating Officer

Executive Biographies

Mr. Bluestein’s biography can be found under "Director Nominees Biographies" on page 11.

Seth H. Meyer joined us in 2019 as Chief Financial Officer. Mr. Meyer oversees the financial and accounting functions of the Company and serves as an officer of select subsidiaries.

Business Experience	•	Chief Financial Officer, Swiss Re Corporate Solutions Ltd. (2011-2017)
	•	Managing Director, Swiss Re, serving as Group Tax Director, Finance Division Operating Officer and Head of Finance Large Transactions (2000-2011)
	•	Senior Tax Manager, PricewaterhouseCoopers LLP (1997-2000)
	•	Tax Manager, Jackson National Life Insurance Company (1994-1997)
	•	Senior Tax Accountant, KPMG Peat Marwick (1992-1994)
	•	Tax/Audit Assistant, Burke & Stegman CPAs (1990-1992)

Education/Other:	•	Bachelor’s in Accounting from Michigan State University
	•	Master’s in Business Administration in Professional Accounting from Michigan State University

Kiersten Zaza Botelho joined us in 2022 as General Counsel, Chief Compliance Officer and Secretary. Ms. Botelho oversees the legal and compliance function for the Company and serves as secretary for the Company and an officer of select subsidiaries.

Business Experience	•	Associate General Counsel, Bain Capital Credit, LP (2019-2021)
	•	Vice President, BlackRock, Inc. (2017-2019)
	•	Associate, Skadden, Arps, Slate, Meagher & Flom LLP (2013-2017)

Education/Other:	•	Bachelor’s in International Relations from Boston University
	•	Juris Doctor from Boston University School of Law
	•	Member, State Bar of Massachusetts

EXECUTIVE OFFICERS	26

Christian Follmann first joined us in 2006 and was promoted to Chief Operating Officer in 2022. Mr. Follmann oversees the operations function for the Company and serves as an officer of select subsidiaries.

Business Experience	•	Senior Director of Operations and Strategic Projects, Hercules, Inc. (2016-2022)
	•	Director of Investment Analysis and Strategy, Hercules, Inc. (2011-2016)
	•	Associate, Hercules, Inc. (2009-2011)
Analyst, Hercules, Inc. (2006-2009)

Education/Other:	•	Bachelor’s in International Business from Northeastern University
	•	Bachelor's in International Business from Reutlingen University

EXECUTIVE OFFICERS	27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis discusses our 2021 executive compensation program as it relates to the following current and former executive officers who served during the fiscal year ended December 31, 2021:

Scott Bluestein	Chief Executive Officer (“CEO”) and Chief Investment Officer
Seth H. Meyer	Chief Financial Officer (“CFO”)
Melanie Grace	Former General Counsel, Chief Compliance Officer and Secretary

For purposes of this "Executive Compensation" section, we refer to Messrs. Bluestein and Meyer, and Ms. Grace as our “named executive officers,” or “NEOs”. Ms. Grace served as General Counsel, Chief Compliance Officer and Secretary of the Company until September 24, 2021. We had no other executive officers serving as executive officers on December 31, 2021 other than Messrs. Bluestein and Meyer. For information about our current NEOs, see "Information About Executive Officers Who Are Not Directors" beginning on page 26.

Executive Summary

Under the oversight of our Compensation Committee, the Company’s executive compensation program is designed to attract, incent and retain talented individuals who are critical to our continued success and our corporate growth and who will deliver sustained strong performance over the long term. Our executive compensation program is designed to motivate the Company’s executive officers to maintain the financial strength of the Company while avoiding any inappropriate focus on short-term profits that would impede the Company’s long-term growth and encourage excessive risk-taking.

In 2021, the Company continued to review and enhance our compensation practices in accordance with our executive compensation philosophy. The review considered both compensation levels and company performance over a one-, three-, and five-year period from 2017 to 2021 (the “Performance Periods”). The 2021 compensation decisions made by the Compensation Committee considered the fact that our performance relative to a peer group of companies was generally above the median, and in most cases above the 90th percentile, measured using:

•
Return on Average Assets (“ROAA”)
•
Return on Equity (“ROE”)
•
Return on Investment Capital (“ROIC”)
•
Average Annual Shareholder Return (“AASR”)

The Company’s incentive compensation practices are significantly limited by the requirements imposed on us as an internally managed business development company (“BDC”) pursuant to the 1940 Act. (See “Limitations Imposed by the Investment Company Act of 1940” below). These are regulatory limitations related to our corporate structure that are relatively unique and do not apply to most other publicly traded companies. As discussed further below, our NEOs were compensated to reflect their individual performance goals and the Company’s performance during the Performance Periods.

In addition to key factors involved in the 2021 decisions made by the Compensation Committee, we continue to maintain the enhancements to our executive officer compensation program that we adopted in 2016, such as a mix of corporate and individual performance factors for our NEOs and our clawback policy for all Section 16 officers. We also increased the CEO equity ownership in 2019 from 2x ownership to 5x ownership. Other NEOs must own at least 2x their salary.

2021 Advisory Vote on Executive Compensation

At our 2021 annual meeting of stockholders, our advisory say-on-pay vote received 89.23% support from our stockholders who voted on the proposal. Our Compensation Committee believes this affirms our stockholders' support of our approach to executive compensation, and, as a result, the Compensation Committee did not make any significant changes to our executive compensation program for 2021. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Philosophy and Objectives

The primary principle of our compensation program is to align a substantial portion of executive compensation to the financial strength, long-term profitability, and risk management of the Company and to the creation of long-term stockholder value.

EXECUTIVE COMPENSATION	28

As an internally managed BDC, the Company’s compensation program is designed to encourage our NEOs to think and act like stockholders. The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•
Sourcing and pursuing attractively priced investment opportunities to venture-backed and selected publicly listed companies;
•
Maintaining credit quality, monitoring financial performance, and ultimately managing a successful exit of the Company’s investment portfolio;
•
Achieving the Company’s dividend and profitability objectives (which focus on stability and potential growth);
•
Providing compensation and incentives necessary to attract, motivate and retain key executives critical to our continued success and growth;
•
Focusing management behavior and decision-making on goals that are consistent with the overall strategy of the business and in alignment with stockholders and stakeholders;
•
Ensuring a linkage between NEO compensation and individual contributions to our performance; and
•
Creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking.

We believe that our continued success during 2021, despite strong competition for top-quality executive talent in the commercial and venture lending industry, was attributable to our ability to attract, motivate and retain the Company’s outstanding executive team using both short- and long-term incentive compensation programs. In addition, Mr. Bluestein’s effective performance of the CEO role was key to the Company’s continued success in 2021.

The Company’s NEO compensation objectives are achieved through its executive compensation program, which at the end of 2021 consisted of the following:

ELEMENTS OF EXECUTIVE COMPENSATION
Compensation Element	Form of Compensation	Principal Compensation Objective
Annual Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is market competitive to allow the Company to retain and attract executive talent
Annual Discretionary Cash Bonus Awards

Discretionary cash awards paid on an annual basis following year-end (not formulaic, but subject to Committee discretion, due to regulatory requirements that do not allow formulaic incentive plans as explained in more detail later in this CD&A in the section titled “Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940”)

Reward NEOs who contribute to our financial performance and strategic success during the year, and reward individual achievements
Long-Term Equity Incentive Awards

Equity incentive awards vest 1/3 on a one-year cliff with remaining 2/3 vesting quarterly over two years based on continued employment with the Company (other than the one-time Retention PSUs, which generally vest based on the Company’s Total Shareholder Return relative to certain publicly traded BDCs over the 4-year performance period)

Reward NEOs who contribute to our success through the alignment with and creation of stockholder value, provide meaningful retention incentives, and reward individual achievements

EXECUTIVE COMPENSATION	29

The compensation program is designed to reflect best practices in executive compensation:

2021 GOVERNANCE “BEST PRACTICES” HIGHLIGHTS OF EXECUTIVE COMPENSATION
No employment agreements for NEOs.	Maintain stock ownership guidelines for our CEO to own at least 5x his salary. Other NEOs must own at least 2x their salary.
No guaranteed retirement benefits or pensions.	No executive perquisite allowances beyond the benefit programs offered to all employees.
No tax gross ups for NEOs.	No repricing of stock options without stockholder approval, as required under applicable NYSE rules (and subject to other requirements under the 1940 Act).
Clawback policy for all Section 16 officers.	Compensation Committee routinely engages an independent compensation consultant to review NEO compensation.

Executive Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight. The Compensation Committee provides primary oversight of our compensation programs, including the design and administration of executive compensation plans, assessment and setting of corporate performance goals, as well as individual performance metrics, and the approval of executive compensation. In addition, the Compensation Committee retains an independent compensation consultant, and where appropriate, discusses compensation-related matters with our CEO, as it relates to the other NEOs. The Compensation Committee developed our 2021 compensation program, and the compensation paid to our NEOs during and in respect of 2021 was approved by the Compensation Committee as well as all of our independent directors.

•
Role of Compensation Committee: The Compensation Committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Exchange Act, independent directors as defined by the NYSE rules, and are not “interested persons” of the Company, as defined by Section 2(a)(19) of the 1940 Act. For 2021, Messrs. Fallon, Koenig and Loo and Mss. Woo Ho and Crowell comprised the Compensation Committee and Ms. Crowell served as chair of the Compensation Committee.

The Compensation Committee operates pursuant to a charter that sets forth its mission, specific goals and responsibilities. A key component of the Compensation Committee’s goals and responsibilities is to evaluate, approve and/or make recommendations to our Board regarding the compensation of our NEOs, and to review their performance relative to their compensation to assure that they are compensated in a manner consistent with the compensation philosophy discussed above.

The Compensation Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the Compensation Committee undertakes a subjective analysis in light of the principles described herein and, in connection with its analysis, reviews and considers information provided by its independent compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, and compensation surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay, and other elements of compensation.

In addition, the Compensation Committee evaluates and makes recommendations to our Board regarding the compensation of the directors for their services. Annually, the Compensation Committee:

•
Evaluates our CEO’s performance;
•
Reviews our CEO evaluation of the other NEO’s performance;
•
Determines and approves the compensation paid to our CEO; and
•
With input from our CEO, reviews and approves the compensation of other NEOs.

EXECUTIVE COMPENSATION	30

The Compensation Committee periodically reviews our compensation programs and equity incentive plans to ensure that such programs and plans are consistent with our corporate objectives and appropriately align our NEOs’ interests with those of our stockholders. The Compensation Committee also administers our equity incentive program. The Compensation Committee may not delegate its responsibilities.

•
Role of Compensation Consultant: The Compensation Committee has engaged FW Cook, as an independent outside compensation consultant to assist the Compensation Committee and provide advice on incorporating a variety of compensation matters relating to CEO and NEOs compensation, peer group selection, compensation program design best practices, market and industry compensation trends, improved program designs, market competitive director compensation levels and regulatory developments. FW Cook was hired by and reports directly to the Compensation Committee. F. W. Cook does not provide any other services to the Company. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and it has been concluded that F. W. Cook’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has engaged FW Cook to provide the following services to the Committee:

•
Provide information, research, market analysis and recommendations with respect to our 2021 executive and non-employee director compensation programs, including evaluating the components of our executive and non-employee director compensation programs and the alignment of the compensation programs with our performance;
•
Advise on the design of the executive and non-employee director compensation programs and the reasonableness of individual compensation targets and awards, including in the context of business and stockholder performance, as well as importance of individual officers to the Company’s success;
•
Provide advice and recommendations that incorporated both market data and Company-specific factors; and
•
Assist the Compensation Committee in making pay recommendations for the NEOs after the evaluation of, among other things, Company and individual performance, market pay level, and management recommendations.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment. Its determinations are informed by the experiences of its members and the peer group pay and performance data provided by its independent compensation consultant. Accordingly, the Compensation Committee does not target a percentile within its peer group when determining levels of compensation. Instead, it uses the data as a reference point when determining the types and amounts of compensation provided by the Company.

•
Role of Chief Executive Officer: From time to time and at the Compensation Committee’s request, our CEO will attend the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. Our CEO does not attend executive sessions of the Compensation Committee, unless invited by the Compensation Committee. While our CEO does not participate in any deliberations relating to his own compensation, our CEO reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Additionally, our CEO generally meets with or speaks to our Compensation Committee Chairman at least quarterly, to discuss the Company’s operating performance relative to key performance objectives and evaluate the discretionary cash bonus pool for our NEO’s. Based on these performance reviews and the Company’s overall absolute and relative performance, our CEO makes recommendations to the Compensation Committee on any changes to base salaries, annual bonuses and equity awards. The Compensation Committee considers the recommendations submitted by our CEO, as well as data and analysis provided by management and FW Cook, but retains full discretion to approve and/or recommend for Board approval all executive and director compensation.

EXECUTIVE COMPENSATION	31

Peer Data

To determine the competitiveness of executive compensation levels, the Compensation Committee analyzes a group of internally managed BDCs, financial services companies and real estate investment trusts (“REITs”) as set forth below (the “Peer Group”). The Peer Group is viewed as reflecting the labor market for our officer and employee talent, has a similar investor base, and, like the Company, the BDCs and REITs are pass-through entities with the majority of earnings required to be distributed to stockholders as a dividend. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies. Our Peer Group was used as a factor in determining the annual cash bonus awards made with respect to 2020 (but paid in 2021) as well as the further considerations more fully described below under “Annual Cash Bonus Awards”.

HTGC Peer Group
BDCs	Financial Services	Real Estate Investment Trusts
Main Street Capital	Alliance Bernstein Cohen & Steers Cowen Inc. Greenhill & Co. Moelis & Company PJT Partners Sculptor Capital WisdomTree Investment	Columbia Property Equity Commonwealth Hannon Armstrong Ladder Capital MFA Financial Redwood Trust Sabra Health Care Seritage Growth Spirit Realty Capital

As of December 31, 2021, the Company generally outperformed most of its Peer Group over the one-, three- and five-years as follows:

	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Average Annual Shareholder Return (“AASR”)
Performance Period	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	5.4%	100%	10.2%	100%	5.6%	100%	26.0%	35%
3-year	5.7%	100%	11.4%	100%	5.8%	100%	26.6%	60%
5-year	5.7%	100%	11.2%	100%	5.8%	100%	14.0%	65%

−1-, 3- and 5-year calculations of performance are based on data as of December 31, 2021.

−Companies with less than three and/or less than five full years of historical financial and AASR performance are excluded.

−Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

−The data is from S&P Capital IQ and is not adjusted by FW Cook, which means the data may not reflect internal adjustments regularly made by Hercules or by the peer companies when assessing their performance.

The Company believes that compensation paid to our NEOs for 2021 was commensurate with the Company’s overall absolute performance as well as our performance relative to the Peer Group during the relevant Performance Periods. The 2021 compensation decisions made by the Compensation Committee considered the fact that our performance relative to the Peer Group was substantially above the median, and in most cases above the 90th percentile measured using Return on Average Assets, Return on Equity, Return on Investment Capital and Average Annual Shareholder Return during the trailing one-, three-, and five-years as indicated in the chart above. The same was also true for 2020 performance when

EXECUTIVE COMPENSATION	32

2021 decisions were made for salary and 2021 equity awards. In addition, in 2021, the Compensation Committee recognized that the Company achieved numerous records with respect to operating performance including but not limited to:

•
Record Annual Total Gross Debt and Equity Commitments
•
Record Annual Total Gross Fundings

Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940

We are an internally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, referred to as the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements, including the 1940 Act, rules promulgated under the 1940 Act, and exemptive orders issued to us by the Securities and Exchange Commission, or the SEC. We refer to these requirements, rules and exemptive orders as the 1940 Act Requirements. Among other things:

•
The 1940 Act Requirements limit our ability to implement non-equity incentive plans (i.e., cash incentive plans) that would restrict the discretion and decision-making authority of our Compensation Committee. The 1940 Act Requirements provide that we may maintain either an equity incentive plan or a profit-sharing plan. A “profit sharing plan” as defined under the 1940 Act is any written or oral plan, contract, authorization or arrangement, or any practice, understanding or undertaking whereby amounts payable under the compensation plan are dependent upon or related to the profits of the company. The SEC has stated that compensation plans possess profit-sharing characteristics if an investment company is obligated to make payments under such a plan based on the level of income, realized gains or loss on investments or unrealized appreciation or depreciation of assets of such investment company.
•
We believe that equity incentives strongly align the interests of our stockholders with our executive officers and other employees, and, accordingly, we implemented an equity incentive plan in 2004, which was amended and restated in 2018 (the “Equity Plan”). Given our Equity Plan, the 1940 Act Requirements prohibit us from also implementing a “profit-sharing plan” that restricts our Compensation Committee’s discretion in the final determination of profit-sharing awards.
•
The 1940 Act Requirements limit the terms we may include in our Equity Plan and limit our ability to implement certain changes to our Equity Plan without the SEC’s prior written approval. Our Equity Plan is administered pursuant to specific exemptive orders granted by the SEC. We believe the current structure of our Equity Plan reflects the terms and plan provisions currently permitted for an internally managed BDC.

Why is this important to the Company’s executive compensation? The 1940 Act Requirements that restrict the Company to sponsoring either an equity incentive plan or a “profit sharing plan” limit the Company’s use of formulas or non-discretionary objective performance goals or criteria in its incentive plans. This means that the Compensation Committee is not permitted to use a nondiscretionary formulaic application of any performance criteria for corporate and individual goals to determine compensation. Rather, the Compensation Committee must take into consideration all factors and use its discretion to determine the appropriate amount of compensation for our NEOs. The Compensation Committee’s objective is to work within this regulatory framework to maintain and motivate pay-for-performance alignment, to establish appropriate compensation levels relative to our Peer Group and to implement compensation best practices. Annual cash bonus decisions are in all cases discretionary with no minimum or required payments and are not made pursuant to a formulaic cash bonus plan in order to comply with our obligations under the 1940 Act.

Assessment of Company Performance

In determining annual compensation for our NEOs, the Compensation Committee analyzes and evaluates the individual achievements and performance of our NEOs as well as the overall relative and absolute operating performance and achievements of the Company. We believe that the alignment of (i) our operating plan, (ii) stockholder expectations and (iii) our employee compensation is essential to long-term business success and the interests of our stockholders and employees and to our ability to attract and retain executive talent, especially in the competitive environment for top-quality executives in the venture debt industry.

Our operating plan involves taking on credit risk over an extended period of time, and a premium is placed on our ability to maintain stability and growth of net asset values as well as continuity of earnings growth to pass through to stockholders in the form of recurring dividends over the long term. Our strategy is to generate income and capital gains from our investments in the debt with warrant securities, and to a lesser extent direct equity, of our portfolio companies. This income supports the anticipated payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires methodical asset acquisition as well as highly

EXECUTIVE COMPENSATION	33

active monitoring and management of our investment portfolio over time. To accomplish these functions, our business requires implementation and oversight by management and key employees with highly specialized skills and experience in the venture debt industry. A substantial part of our employee base is dedicated to the generation of new investment opportunities to allow us to sustain dividends and to the maintenance of asset values in our portfolio. In addition to the performance factors above, the Company considered the following Company-specific performance factors over the relevant Performance Periods: overall credit performance, performance against annual gross funding goals, overall yields, efficiency ratios, total and net investment income and realized and unrealized gains and losses.

Elements of Executive Compensation and 2021 Compensation Determinations

Base Salary

We believe that base salaries are a fundamental element of our compensation program. The Compensation Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent. The Compensation Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Compensation Committee primarily considers individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for our company; market data provided by our compensation consultant; our NEOs’ total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our CEO.

NEO	2021 Base Salary
Scott Bluestein	$650,000
Seth H. Meyer	$550,000
Melanie Grace	$366,011	(1)
(1)
Annualized.

Annual Cash Bonus Awards

Bonuses are discretionary and not formulaic in order to comply with the 1940 Act Requirements that govern our business as an internally managed BDC and that place restrictions on setting compensation to specific financial measurements. As a result, the Compensation Committee considers overall business performance factors and individual factors, including CEO feedback, when determining the size of individual NEO bonuses. Accordingly, should actual Company and NEO performance exceed expectations, the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Conversely, if company and NEO performance is below expectations, the Compensation Committee will consider such performance in determining the NEO’s actual cash bonus.

The Compensation Committee, together with input from our CEO, developed a specific bonus pool for the 2021 operating year to be available for our annual cash bonus program. The amount determined to be available for our annual cash program was dependent upon many factors that are not formulaic due to the requirements under the 1940 Act.

The Compensation Committee designs our annual cash bonuses to motivate our NEOs to achieve financial and non-financial objectives consistent with our operating plan.

In evaluating the performance of our NEOs to arrive at their 2021 cash bonus awards, the Compensation Committee specifically compared our performance and the returns of our stockholders against the performance and stockholder returns of other BDCs. In particular, the Committee considered our return on invested capital, return on equity and return on assets and average annual shareholder return relative to peer group benchmarks, which was among the highest in the compensation peer group over the last year, as this demonstrates the success of our core business mission of allocating equity and debt capital efficiently for a high risk-adjusted return and the related creation of stockholder wealth.

When sizing our cash bonus pool and allocating bonus awards, the total compensation paid to our NEOs and other employees is also evaluated against the expense ratios of other BDCs. With respect to 2021, company-wide compensation expense as a percentage of average assets among the Peer Group was considered. For the fiscal year ended December 31, 2021, the ratio of our compensation expense divided by total revenue was below the median of our Peer Group.

EXECUTIVE COMPENSATION	34

Based on the foregoing considerations and analysis, and after due deliberation, the Compensation Committee awarded our current NEOs the following annual cash bonuses with respect to 2021.

NEO	2021 Cash Bonus Award
Scott Bluestein	$2,350,000
Seth H. Meyer	$770,000
Melanie Grace	$—

Long-Term Equity Incentive Compensation

Equity Incentive Plan Awards

Our long-term equity incentive compensation is designed to develop a strong linkage between pay and our strategic goals and performance, as well as to align the interests of our NEOs, and other executives and key employees, with those of our stockholders. Accordingly, we make long-term equity incentive awards to our NEOs pursuant to our Equity Plan, which permits awards of stock options, restricted stock and restricted stock units. These grants typically vest over three years.

We believe that annual equity grants to our NEOs are a critical part of our compensation program as they allow us to:

•
Align our operating plan, stockholder interests and employee compensation,
•
Match stockholder return expectations and results of the business, and
•
Retain and motivate key management talent.

We believe strongly that annual equity grants motivate executive performance that is aligned with the return expectations of our stockholders.

Grant Practices for Executive Officers

Annual equity compensation grants to executive officers have typically been granted in the first quarter of the year. In 2022, the Company granted restricted stock awards following 2021 performance. January 2022 restricted stock awards reflected the strong financial performance in 2021, with the highest ROAA, ROE, and ROIC of the peer group companies.

Restricted Stock Awards

In January 2022, the Compensation Committee granted restricted stock awards to Messrs. Bluestein and Meyer. With respect to determining the amount of the restricted stock awards, the Compensation Committee assessed each then-current NEO’s individual performance for 2021, our overall company performance in 2021 and the levels of equity compensation paid by other companies with whom we compete for executive talent. Based on this assessment, the Compensation Committee determined that the following restricted stock awards be granted to the then-current NEOs with respect to 2021, in the amounts and on the dates set forth below to reward them for services performed in 2021. These restricted stock awards will become vested as to one-third of the shares underlying the awards on the first anniversary of the grant date, and will become vested as to the remaining shares in equal quarterly installments over the next two years. We believe these restricted stock awards assist the Company in retaining the NEOs.

2021 Restricted Stock Awards

NEO	Grant Date	Restricted Stock Award	Fair Value of Restricted Stock Award
Scott Bluestein	1/11/2022	211,429	$3,700,008	(1)
Seth H. Meyer	1/11/2022	72,857	$1,274,998	(1)

(1)
Based on the closing price per share of our common stock of $17.50 on January 11, 2022.

Restricted Stock Units

The Compensation Committee did not grant restricted stock units to NEOs for 2021 performance.

Stock Options

The Compensation Committee did not grant stock option awards to NEOs for 2021 performance.

EXECUTIVE COMPENSATION	35

Other Elements of Compensation

•
Benefits and Perquisites: Our NEOs receive the same benefits and perquisites as other full-time employees. Our benefits program is designed to provide competitive benefits and is not based on performance. Our NEOs and other full-time employees receive health and welfare benefits, which consist of life, long-term and short-term disability, health, dental and vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. During 2021, our 401(k) plan provided for contributions by the company for up to $19,500 per full-time employee under the age of 50 and $26,000 per full time employee over the age of 50. Other than the benefits set forth immediately above, our NEOs are not entitled to any other benefits or perquisites.

Corporate Goals

For 2021, the Compensation Committee determined incentive compensation for each NEO based in part on the Company’s achievement of corporate performance goals developed by the Compensation Committee. These goals included operational performance as well as performance relative to the Peer Group. The Compensation Committee believes that the corporate goals applicable to all NEOs create an alignment not only with stockholders but also to the Company’s business strategy and performance goals.

Defined Individual Goals

For 2021, the Compensation Committee developed individual goals for the CEO. In addition, the CEO and each NEO developed individual goals for the NEOs and such goals were approved by the Compensation Committee. Each set of individual goals are unique to the applicable executive officer’s responsibilities and position within the Company. While each of the factors may not be weighted, the Compensation Committee took into consideration each of these factors to determine each executive officer’s incentive compensation.

Pay-for-Performance Alignment

The Company believes that there exists an alignment between the compensation of our NEOs and our performance over the relevant Performance Periods. As noted above, a broad range of individual performance factors and Company performance factors are analyzed each year, including total shareholder return relative to our Peer Group, and, in 2021, analysis of relative ROAA, ROE, ROIC and AASR versus the compensation peers over one-, three-, and five-years to measure short-, medium-, and long-term performance. The objective in analyzing these key performance factors is to align NEO compensation to our performance relative to our Peer Group and our absolute corporate performance.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, the Company believes it is important to compare compensation paid to each NEO not only with compensation in our Peer Group, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

As part of the Compensation Committee’s review, we made a comparison of our CEO’s total compensation paid for the period ending December 31, 2021 against that paid to our other NEOs during the same year. Upon review, the Compensation Committee determined that our CEO’s compensation relative to that of our other NEOs was appropriate because of his level and scope of responsibilities, expertise and performance history, and other factors deemed relevant by the Compensation Committee. The Compensation Committee also reviewed the mix of the individual elements of compensation paid to our NEOs for this period, the individual performance of each NEO and any changes in responsibilities of the NEO.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines, which are outlined in our corporate governance guidelines, because we believe that material stock ownership by our executives plays a role in effectively aligning the interests of our executives with those of our stockholders and strongly motivates our executives to build long-term stockholder value. Pursuant to our stock ownership guidelines, our CEO is required to own at least 5x of his annual salary in Company common stock, based on market value, within five years of joining the Company. In 2020, the Company increased the CEO’s ownership guideline from 2x salary to 5x salary. The other NEOs are required to own at least 2x their annual salary in Company common stock, based on market value, within three years of joining the Company. Our Board may make exceptions to this requirement based on circumstances; however, no exceptions have been made for our current NEOs. Messrs. Bluestein and Meyer have met their minimum guidelines. Ms. Grace met her minimum guidelines prior to her departure in 2021.

EXECUTIVE COMPENSATION	36

The Compensation Committee’s review of the then-current NEO’s stock ownership as of December 31, 2021 showed that:

•
Mr. Bluestein owned 1,007,964 shares of Company stock and restricted stock. Based on his 2021 salary of $650,000, he owns shares worth 5x his annual base salary.
•
Mr. Meyer owned 160,294 shares of Company stock and restricted stock. Based on his 2021 salary of $550,000, he owns shares worth 2x his annual base salary.

Tax and Accounting Matters

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Company considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Company considers Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which, for tax years beginning on or prior to December 31, 2017, limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO.

Section 162(m) of the Code was amended and expanded by the Tax Cuts and Jobs Act at the end of 2017. Effective for tax years beginning on or after January 1, 2018, the deductibility limit of Section 162(m) of the Code applies to an expanded group of current and former executive officers with limited exceptions. In addition, the exception for performance-based compensation is no longer available starting in 2018. Therefore, to the extent compensation paid to certain executive officers exceeds $1,000,000 for any year after 2017, the Company generally cannot deduct such excess compensation for U.S. federal income tax purposes. A transition rule applies to “qualifying performance-based compensation” granted pursuant to a written binding contract prior to November 2, 2017, which has not been materially modified since that date.

The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s ability to claim compensation expense deductions. Our Board believes that the best interests of the Company and our stockholders are served by executive compensation programs that encourage and promote our principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, we may from time to time pay compensation to our NEOs that may not be fully tax deductible, (including by reason of Section 162(m) of the Code), including certain bonuses and restricted stock. The Company will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of any deduction limitations.

Clawback Policy for Section 16 Officers

The Board has adopted a clawback policy for all Section 16 officers. Pursuant to our clawback policy, for payments that are predicated on financial results augmented by fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company (“Excess Compensation”), the Compensation Committee has the authority to seek repayment of any Excess Compensation, including (1) cancellation of unvested, unexercised or unreleased equity incentive awards; and (2) repayment of any compensation earned on previously exercised or released equity incentive awards whether or not such activity resulted in a financial restatement.

The Compensation Committee has sole discretion under this policy, consistent with any applicable statutory requirements, to seek reimbursement of any Excess Compensation paid or received by the Section 16 officer for up to a 12-month period prior to the date of the Compensation Committee action to require reimbursement of the Excess Compensation. Any clawback of Excess Compensation must be based upon fraud adjudicated by a court of competent jurisdiction or a financial restatement. Further, following a restatement of our financial statements, we will recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

For purposes of this policy, Excess Compensation equals the positive difference, if any, between the compensation earned by a Section 16 officer and the compensation that would have been earned by the Section 16 officer had the fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company not occurred.

Risk Assessment of the Compensation Programs

Our Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Company has designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We use common

EXECUTIVE COMPENSATION	37

variable compensation designs, with a significant focus on individual contributions to our performance and the achievement of absolute and relative corporate objectives, as generally described in this Compensation Discussion and Analysis.

The Compensation Committee and the Board reviewed our compensation programs to assess whether any aspect of the programs would encourage any of our employees to take any unnecessary or inappropriate risks that could threaten the value of the Company. The Company has designed our compensation programs to reward our employees for achieving annual profitability and long-term increases in stockholder return and/or value.

Our Board recognizes that the pursuit of corporate objectives possibly leads to behaviors that could weaken the link between pay and performance, and, therefore, the correlation between the compensation delivered to employees and the long-term return realized by stockholders. Accordingly, our executive compensation program is designed to mitigate these possibilities and to ensure that our compensation practices are consistent with our risk profile. These features include the following:

•
Bonus payouts and equity incentive awards that are not based solely on corporate performance objectives, but are also based on individual performance levels;
•
The financial opportunity in our long-term equity incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking;
•
Annual cash bonuses that are paid after the end of the fiscal year to which the bonus payout relates;
•
The engagement and use of a compensation consultant;
•
The institution of stock ownership guidelines applicable to our executive officers; and
•
Final decision making by our Compensation Committee and our Board of Directors on all awards.

Additionally, the Company performed an assessment of compensation-related risks for all of our employees. Based on this assessment, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Company reviewed the key design elements of our compensation programs in relation to industry “best practices,” as well as the means by which any potential risks may be mitigated. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives and concluded that such incentive programs do not encourage excessive risk-taking.

Chief Executive Officer Pay Ratio

For 2021, the median of the annual total compensation of all of our employees (other than Mr. Bluestein) was $235,683. Mr. Bluestein’s 2021 total compensation was $7,410,986. Based on this information, our CEO’s 2021 annual total compensation was approximately 31.44 times that of the median of the 2021 annual total compensation of all our employees.

We do not believe that in 2021 there was a change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure and, therefore, in accordance with SEC regulations, we have elected to use the same median employee that we identified for 2020.

EXECUTIVE COMPENSATION	38

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 annual meeting of Hercules Capital, Inc.

COMPENSATION COMMITTEE MEMBERS

Gayle Crowell, Chair

Thomas J. Fallon

Brad Koenig

Wade Loo

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION	39

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Bluestein	2021	$650,000	$2,350,000	$3,449,995	—	$960,991	$7,410,986
Chief Executive Officer and	2020	$650,000	$2,100,000	$3,989,493	—	$1,131,911	$7,871,404
Chief Investment Officer	2019	$594,028	$1,915,000	$4,249,994	—	$825,179	$7,584,201
Seth H. Meyer	2021	$550,000	$770,000	$1,088,502	—	$222,937	$2,631,439
Chief Financial Officer	2020	$550,000	$700,000	$1,069,995	—	$169,498	$2,489,493
	2019	$456,250	$625,000	$499,998	—	$66,162	$1,647,410
Melanie Grace	2021	$268,963	$—	$135,001	—	$61,215	$465,179
Former General Counsel, Chief	2020	$366,011	$135,000	$135,005	—	$117,585	$753,601
Compliance Officer & Secretary	2019	$365,567	$115,000	$184,197	—	$108,247	$773,011

(1)
Salary column amounts represent base salary compensation received by each named executive officer (“NEO”) for the listed fiscal year. Includes holiday pay to Messrs. Bluestein and Meyer, and Ms. Grace in the amount of $35,000, $29,615 and $11,262, respectively.
(2)
Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)
The amounts reflect the aggregate grant date fair value of restricted stock units or awards made to our NEOs during the applicable year computed in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock unit or award is measured based on the closing price of our common stock on the date of grant.
(4)
All Other Compensation column includes the following:
•
Employer matching contributions under our 401(k) plan of (a) $19,500 to Mr. Bluestein, $26,000 to Mr. Meyer and $18,827 to Ms. Grace in 2021 (b) $19,500 to Mr. Bluestein and $26,000 to Mr. Meyer and $25,621 to Ms. Grace in 2020; and (c) $19,000 to Mr. Bluestein, $25,000 to Mr. Meyer and Ms. Grace in 2019.
•
Distributions to Messrs. Bluestein and Meyer and Ms. Grace in the amount of $646,599, $196,937 and $17,026, respectively, were paid on unvested restricted stock awards during 2021.
•
Distributions to Messrs. Bluestein and Meyer and Ms. Grace in the amount of $503,283, $143,498 and $16,956, respectively, were paid on unvested restricted stock awards during 2020.
•
Distributions to Messrs. Bluestein and Meyer and Ms. Grace in the amount of $118,879, $41,162 and $9,185, respectively, were paid on unvested restricted stock awards during 2019.
•
Dividend equivalent shares to Mr. Bluestein and to Ms. Grace valued at $294,892 and $25,362, respectively, were issued on restricted stock units during 2021.
•
Dividend equivalent shares to Mr. Bluestein and to Ms. Grace valued at $609,128 and $75,008 respectively, were issued on restricted stock units during 2020.
•
Dividend equivalent shares to Mr. Bluestein valued at $687,301, and to Ms. Grace valued at $74,062 were issued on restricted stock units during 2019.

EXECUTIVE COMPENSATION	40

Grants of Plan Based Awards in 2021

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units Threshold	Grant Date Fair Value of Stock and Option Awards(1)
Scott Bluestein	1/12/2021	236,463(2)	$3,449,995
Seth H. Meyer	1/12/2021	74,606(2)	$1,088,502
Melanie Grace	1/12/2021	9,253(2)	$135,001

(1)
The amounts reflect the aggregate grant date fair value of computed in accordance with FASB ASC Topic 718.
(2)
Award of restricted stock that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months. Dividends will generally be paid with respect to restricted stock at the normal (non-preferential) dividend rate.

EXECUTIVE COMPENSATION	41

Outstanding Equity Awards at Fiscal Year End, December 31, 2021

Name	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1)
Scott Bluestein	0(2)	$—	—	—
	24,683(3)	$409,491	—	—
	19,231(4)	$319,042	—	—
	117,477(5)	$1,948,943	—	—
	236,463(6)	$3,922,921	—	—
	—	—	974,818(8)	$16,172,231
Seth H. Meyer	3,363(7)	$55,792	—	—
	31,508(5)	$522,718	—	—
	74,606(6)	$1,237,714	—	—
Melanie Grace	—	—	—	—

(1)
Market value is computed by multiplying the closing market price of the Company's stock at December 31, 2021 by the number of shares.
(2)
Restricted stock units granted on 01/09/2018 that vest as to one-third of the shares underlying the award on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 9, 2022, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. This amount includes earned vested dividend equivalents.
(3)
Restricted stock units granted on 01/31/2019 that vest as to one-third of the shares underlying the award on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the next two years. This amount includes earned unvested dividend equivalents. These dividend equivalents vest when and if the restricted stock units to which they relate vest.
(4)
Restricted stock granted on 07/17/2019 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(5)
Restricted stock granted on 01/13/2020 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(6)
Restricted stock granted on 01/12/2021 hat vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(7)
Restricted stock granted on 03/14/2019 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(8)
Retention PSUs vest based on the Company’s Total Shareholder Return relative to certain publicly traded BDCs over the 4-year performance period, with 0% of the target number of PSUs vesting if the relative TSR is below the 25th percentile level of the peer group, 50% of the target number of PSUs vesting if the relative TSR is at the 25th percentile level of the peer group, 100% of the target number of PSUs vesting if the relative TSR is at the 50th percentile of the peer group, 200% of the target number of PSUs vesting if the relative TSR is at the 90th percentile of the peer group and by linear interpolation between the foregoing metrics. Values shown represent maximum performance at 200% of the target number of shares granted, exclusive of any accrued dividend equivalents. Actual performance equaled maximum performance based on the Company’s TSR performance through December 31, 2021. Dividend equivalents will accrue in the form of additional Retention PSUs, but will not be paid unless the Retention PSUs to which such dividend equivalents relate actually vest. Based on maximum performance, there would have been 443,768 dividend equivalents accrued through December 31, 2021. TSR is calculated assuming dividend reinvestment and measurement begins on the date of grant and utilizes a 20-trading day volume weighted average price ending on the last trading day of the 4-year TSR performance period. In the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited. In the event of a change in control of the Company, Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control. Settlement of the Retention PSUs is deferred following vesting until the fifth anniversary of the grant date. Notwithstanding the foregoing, in the event of (1) the death or disability of the NEO or (2) a change in control of the Company, the vested portion of the award will become payable on such date.

EXECUTIVE COMPENSATION	42

Options Exercised and Stock Vested in 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Scott Bluestein	483,669	$7,644,034
Seth H. Meyer	57,562	$916,992
Melanie Grace	60,463	$955,088

Nonqualified Deferred Compensation in 2021

Restricted Stock Units Awarded in 2017 and 2018

In each of 2017 and 2018, the Company granted restricted stock units to Mr. Bluestein and Ms. Grace with a deferred settlement feature. These restricted stock units vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) fourth anniversary of the grant date, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. Each restricted stock unit will entitle the holder to dividend equivalents in the form of the Company’s common stock, which dividend equivalent payments will be settled on the date the related restricted stock unit is settled. The following table provides the amounts deferred with respect to these restricted stock units granted in 2017 and 2018.

Name	Executive contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)(3)
Scott Bluestein	$127,223	$496,498	2,652,594	$2,281,810
Melanie Grace	—	—	—	—

(1)
Represents deferred restricted stock units with respect to the awards granted on 01/24/2017 and 01/09/2018, which were reported in the Summary Compensation Table in 2017 and 2018, respectively.
(2)
Represents appreciation and dividend equivalents with respect to the underlying deferred restricted stock units. Such dividend equivalents were reported in the Summary Compensation Table in the year in which they were accrued.
(3)
The aggregate balance at December 31, 2020 was $4,310,682 for Mr. Bluestein and $686,068 for Ms. Grace.

EXECUTIVE COMPENSATION	43

Potential Payments Upon Termination or Change in Control

Retention Agreement

In October 2017, Mr. Bluestein entered into a retention agreement with the Company. Pursuant to such retention agreement, if (1) his employment is terminated by the Company without cause or by him for good reason, or (2) the Company becomes an externally managed BDC and the new external advisor does not make a written offer of employment to Mr. Bluestein or makes a written offer of employment to him that is not on similar terms to his current employment with the Company (including, without limitation, authority, responsibilities, base salary, annual bonus opportunity, long term incentive opportunity and retention benefits) and he does not accept such offer then, subject to the his execution of a release of claims in favor of the Company, Mr. Bluestein shall be entitled to receive the following benefits: (a) a lump sum payment in an amount equal to 1.75 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Bluestein for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs; (d) (x) continued vesting of outstanding equity awards for 1.75 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company; and (e) reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment.

Accelerated Vesting of Equity Awards

Subject to continued vesting or full vesting acceleration under the retention agreement with Mr. Bluestein described above, no unvested awards of restricted stock or restricted stock units will vest if an NEO terminates employment prior to the applicable vesting date. In the event of the death or disability of an NEO or a change in control of the Company, all unvested restricted stock units and all unvested shares of restricted stock granted in 2019, 2020 and 2021 will vest in full and, in the case of restricted stock units, will be settled as soon as reasonably practicable following such death, disability or change in control. With respect to the Retention PSUs held by Mr. Bluestein, in the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for cause occurring at any time prior to delivery of the shares underlying the Retention PSUs, all Retention PSUs and accrued dividend equivalents will be forfeited. In the event of a change in control of the Company, the Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control. Settlement of the Retention PSUs is deferred following vesting until the fifth anniversary of the grant date. Notwithstanding the foregoing, in the event of (1) the death or disability of Mr. Bluestein or (2) a change in control of the Company, the vested portion of the award will become payable on the date of such death, disability or change in control.

EXECUTIVE COMPENSATION	44

The following table provides estimates of the potential payments and benefits each NEO would receive assuming his or her employment was terminated on December 31, 2021. In the event an NEO was terminated on such date for cause, no payments and benefits under the retention agreement would become payable and the Retention PSUs would be forfeited.

Name	Benefit	Upon death or disability(1)	Upon a change in control(1)	Termination without cause prior to a change in control(2)	Resignation for good reason prior to a change in control(2)	Termination without cause or resignation for good reason after a change in control(2)
Scott Bluestein	Salary	—	—	$1,137,500	$1,137,500	$1,137,500
	Bonus	—	—	$4,436,667	$4,436,667	$4,436,667
	Other(3)	—	—	$79,287	$79,287	$79,287
	Accelerated equity award vesting	$24,804,207	$24,804,207	$22,633,405	$5,946,586	$24,804,207
	Total	$24,804,207	$24,804,207	$28,286,859	$11,600,040	$30,457,661
Seth H. Meyer	Accelerated equity award vesting	$1,816,223	$1,816,223	—	—	$1,816,223
	Total	$1,816,223	$1,816,223	—	—	$1,816,223
Melanie Grace	Accelerated equity award vesting	—	—	—	—	—
	Total	—	—	—	—	—

(1)
In the event of the death or disability of an NEO or a change in control of the Company, all unvested restricted stock units and all unvested shares of restricted stock will vest in full and, in the case of restricted stock units, will be settled as soon as reasonably practicable following such death, disability or change in control. On December 31, 2021, Messrs. Bluestein and Meyer held the following number of outstanding restricted stock units, respectively: 24,683 units and 0 units. On December 31, 2021, Messrs. Bluestein and Meyer held the following number of outstanding shares of restricted stock, respectively: 373,171 shares and 109,476 shares. With respect to Retention PSUs held by Mr. Bluestein, in the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs will vest, along with any accrued dividend equivalents, on the date of such death or disability, with the relative TSR used to calculate such vesting to be the greater of (a) 50% and (b) the actual relative TSR as of the date of such death or disability. On December 31, 2021, the greater is the actual relative TSR, and thus, 154.7% of the target amount of the Retention PSUs and accrued dividend equivalents would have vested had a death or disability occurred on such date. Accordingly, Mr. Bluestein would have vested in 1,097,276 PSUs. In the event of a change in control of the Company, the Retention PSUs will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control. Assuming a change in control of the Company occurred on December 31, 2021, based on the Company’s closing stock price of $16.59, 154.7% of the target amount of the Retention PSUs and accrued dividend equivalents would have vested, which would have resulted in Mr. Bluestein vesting in 1,097,276 PSUs.
(2)
Pursuant to the retention agreement entered into by Mr. Bluestein, he shall be entitled to receive certain benefits described above under the section titled “Retention Agreement.” The amounts included in the rows for salary, bonus, other and accelerated equity award vesting (except for amounts with respect to Retention PSUs) are governed by the retention agreement. For purposes of determining the payments and benefits that Mr. Bluestein would be entitled to under the retention agreement, a salary of $650,000, and three-year average annual bonuses of $1,613,333 were used for Mr. Bluestein. With respect to accelerated equity award vesting, on December 31, 2021, Mr. Bluestein held 24,683 outstanding restricted stock units and 373,171 shares of restricted stock of which 24,683 restricted stock units and 333,761 shares of restricted stock would vest within 1.75 years of December 31, 2021. The retention agreement does not modify the terms of the Retention PSUs. With respect to the Retention PSUs, in the event of an involuntary termination without cause prior to the fourth anniversary of the date of grant, the Retention PSUs will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs will vest based on the actual relative TSR performance over the four-year TSR performance period. Assuming a termination without cause on December 31, 2021, 91.67% would be prorated for service through December 31, 2021. Because the actual relative TSR performance over the performance period will not be known until after the performance period ends on May 2, 2022, the actual relative TSR performance has been based on the actual relative TSR performance as of December 31, 2021, which would result in assumed vesting of 154.7% of the target amount of the Retention PSUs and accrued dividend equivalents. Thus, after prorating for a short service period ending on December 31, 2021, Mr. Bluestein would have vested in 1,005,836 PSUs. Such number of vested PSUs earned by Mr. Bluestein would increase by the amount of dividend equivalents accrued until the end of the performance period on May 2, 2022, which amount of dividend equivalents will be dependent on the Company’s stock price and the amount of each such dividend.
(3)
Reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment, estimated at $4,404.86 per month.

EXECUTIVE COMPENSATION	45

COMPENSATION OF DIRECTORS

Our Compensation Committee has the authority from our Board for the appointment, compensation and oversight of our outside compensation consultant. Our Compensation Committee generally engages a compensation consultant every other year to assist it with its responsibilities related to our director compensation program.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Robert P. Badavas	$270,000	—	—	$7,075	$277,075
Gayle Crowell	$226,250	$59,996	—	$3,837	$290,083
Thomas J. Fallon	$195,000	$59,996	—	$2,743	$257,739
Carol L. Foster	$145,000	—	—	$4,179	$149,179
Joseph F. Hoffman	$226,250	—	—	$3,546	$229,796
Brad Koenig	$195,000	$59,996	—	$2,743	$257,739
Wade Loo	$50,000	$18,732	—	$716	$69,449
Pam Randhawa	$16,667	$35,616	—	$788	$53,071
Doreen Woo Ho	$213,750	—	—	$3,546	$217,296
Scott Bluestein(4)	—	—	—	—	—

(1)
Messrs. Fallon and Koenig and Mss. Crowell and Woo Ho earned $125,000, $125,000, $156,250, and $143,750, respectively, in cash and each elected to receive an additional retainer fee of 4,013 shares of our common stock in lieu of cash with a total value of $70,000.
(2)
During 2021, in connection with their re-election to our Board, we granted Messrs. Fallon, Koenig and Ms. Crowell a restricted stock award for 3,472 shares each of common stock. Upon election to our Board, we granted Mr. Loo 1,091 shares of common stock and Ms. Randhawa 1,971 shares of common stock. The amounts presented reflect the aggregate grant date fair value of the stock awards, as computed in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant.
(3)
Represents distributions paid during 2021 on unvested common stock under restricted stock awards.
(4)
As an employee director, Mr. Bluestein did not receive any compensation for his service as a director. The compensation Mr. Bluestein received as our chief executive officer is disclosed in the Summary Compensation Table and elsewhere under “EXECUTIVE COMPENSATION.”

As of December 31, 2021, Messrs. Badavas had outstanding options in the amount of 15,000 options. As of December 31, 2021, Mr. Badavas, Fallon, Hoffman, Koenig, Loo and Mss. Crowell, Randhawa and Woo Ho held unvested shares of restricted stock in the amount of 3,666, 3,472, 1,535, 3,472, 727, 3,472, 1,971 and 1,535, respectively.

During 2021, the fees for serving on our Board as an independent director included the following:

Annual Director Retainer Fee	$100,000
Annual Chairperson Fee	$25,000, Audit Committee
$25,000, Compensation Committee
$15,000, Governance Committee
Annual Chairman of the Board Fee	$60,000

In addition, pursuant to Board approval, each year we typically provide our directors an additional retainer fee of either $70,000 in cash or shares of our common stock, as elected by each individual director. In 2021, Messrs. Fallon and Koenig and Mss. Crowell and Woo Ho elected to receive 4,013 shares of our common stock in lieu of cash with a total value of $70,000, as discussed above in Footnote 1 of the Compensation of Directors table.

Employee directors do not receive compensation for serving on our Board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board meetings.

EXECUTIVE COMPENSATION	46

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, and warrants	(b) Weighted-average exercise price of outstanding options, and warrants	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2018 Equity Incentive Plan	1,889,413(1)	$13.98	6,595,401
2006 Non-Employee Director Plan(2)	15,000(3)	$16.34	—
2018 Non-Employee Director Plan(4)	—	—	271,429
Equity compensation plans not approved by stockholders:	—	—	—
Total	1,629,155		6,866,830

(1)
Represents the number of shares of common stock associated with outstanding options (195,569 shares), unsettled PSUs (1,418,586 shares) and unsettled RSUs along with dividend equivalent units on such RSUs (275,258 shares) under the 2018 Equity Incentive Plan. The number of shares related to unsettled PSUs, RSUs and dividend equivalent units are not included in the weighted-average exercise price in column (b).
(2)
Our 2006 Non-Employee Director Plan terminated on June 21, 2017 and no additional awards may be made under our 2006 Non-Employee Director Plan.
(3)
Represents the number of shares of common stock associated with outstanding options under the 2006 Non-Employee Director Plan.
(4)
Our 2018 Non-Employee Director Plan was approved on June 28, 2018.

EXECUTIVE COMPENSATION	47

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED

EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that you vote FOR this proposal

(Item 2 on your proxy card)

Introduction to Advisory Vote on Say-on-Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement. Our Board recommends that stockholders approve the advisory vote on executive compensation set forth below.

2021 Advisory Vote on Executive Compensation

At our 2021 annual meeting of stockholders, our advisory say-on-pay vote received 89.23% support from our stockholders of the votes cast. Our Compensation Committee believes this affirms our stockholders' support of our approach to executive compensation, and, as a result, the Compensation Committee did not make any significant changes to our executive compensation program for 2021. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

We have taken the following actions over the last several years to make sure our executive compensation more closely aligns Company performance to stockholder interests:

•
Aligned long-term performance incentive awards with stockholder interests by tying incentive awards to, among other things, key financial metrics based on objective criteria;
•
Enhanced our CD&A disclosure to better explain the Company’s compensation principles and process;
•
Established a clawback policy to enable the Company to recover executive incentive compensation if, among other things, the Company restates its financial statements;
•
Re-evaluated our stock ownership policy for executive officers and our directors that requires minimum ownership as a multiple of base salary, in the case of executive officers, and minimum ownership as a multiple of their annual cash retainer, in the case of our directors; and
•
Removed income tax gross-up payments in the event of a future change in control of the Company.

The above enhancements to our compensation program demonstrate our commitment to ensuring that our executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and stockholder interests and, at the same time, provides the compensation and incentives needed to attract, reward, motivate, and retain key executives.

2021 NEO Compensation

Please read the “Executive Compensation—Compensation Discussion and Analysis” and “EXECUTIVE COMPENSATION TABLES” for additional details about our executive compensation programs.

We believe, in light of the compensation paid by us to our NEOs in 2021 and our financial performance during the relevant periods, that our executive compensation programs are designed with the goal of providing compensation that is fair, reasonable and competitive, and our programs are intended to help us align the compensation paid to our NEOs with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. Our Compensation Committee will continue to review the compensation programs for our NEOs to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

PROPOPOSAL 2	48

2022 Advisory Vote on Say-on-Pay

Our Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our NEOs, are directly aligned with our executive compensation philosophy, fully support our business goals and our operating plan and provide an appropriate balance between risk and incentives. We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2022 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and narrative discussion contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

This proposal requires an affirmative vote of the majority of the votes cast at the 2022 annual meeting of stockholders in person virtually or by proxy. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Broker Non-Votes

A broker non-vote is a vote that is not cast on a non-routine matter by a broker that is present (in person or by proxy) at the meeting because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneﬁcial owner. Proposal 2 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOPOSAL 2	49

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Board of Directors unanimously recommends that you vote FOR this proposal

(Item 3 on your proxy card)

Our Audit Committee and our non-interested directors have selected PwC to serve as our independent public accountant for the fiscal year ending December 31, 2022. This selection is subject to the ratification or rejection by our stockholders.

During the two most recent fiscal years, neither Hercules or any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K under the Exchange Act.

PwC has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in Hercules or its affiliates. It is expected that a representative of PwC will be present at the 2022 annual meeting of stockholders and will have an opportunity to make a statement if he or she chooses and will be available to answer other questions.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the 2022 annual meeting of stockholders in person virtually or by proxy. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Broker Non-Votes

A broker non-vote is a vote that is not cast on a non-routine matter by a broker that is present (in person or by proxy) at the meeting because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneﬁcial owner. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

Principal Accountant Fees and Services

The following aggregate fees by PwC, our independent public accounting firm, were billed to us for work attributable to 2021 and 2020 audit, tax and other services.

	Fiscal Year Ended (in millions)
	2021	2020
Audit Fees	$1.2	$1.1
Audit-Related Fees	—	—
Tax Fees	0.1	0.1
All Other Fees	0.1	0.2
Total Fees:	$1.4	$1.4

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal years 2021 and 2020 include professional fees for tax compliance and tax advice.

PROPOPOSAL 3	50

All Other Fees. Fees for other services would include fees for products and services other than the services reported above. Our Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Pre-Approval Policy

All services rendered by PwC were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2021 and 2020, as applicable, in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors and the related fees, prior to the commencement of the engagement or project to make certain that the provision of such services does not adversely affect the firm’s independence. Approval of such engagement is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to the Audit Committee chairman or any of the Audit Committee members who is an independent director, so long as the estimated fee for the particular service for which pre-approval is sought does not exceed $100,000. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accounting firm to management.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. Our Audit Committee’s responsibility is to monitor and oversee these processes. Our Audit Committee is also directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

We have reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”) our audited financial statements. Management has represented to our Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States.

We discussed with PwC the overall scope and plan for their audit. We met with PwC with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of our financial reporting.

We have reviewed and discussed with PwC matters required to be discussed pursuant to the PACOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.” We have received from PwC the written disclosures and letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. We have discussed with PwC matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with PwC’s independence.

Conclusion

Based on our Audit Committee’s review and discussions referred to above, our Audit Committee recommended that our Board include the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE MEMBERS

Joseph F. Hoffman, Chair

Robert P. Badavas

Brad Koenig

Wade Loo

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOPOSAL 3	51

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at our 2023 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to Hercules at our address in Palo Alto, California, and we must receive the proposal on or before December 30, 2022, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. The submission of a proposal does not guarantee its inclusion in our Proxy Statement or presentation at the 2023 annual meeting of stockholders.

Under our current Bylaws, nominations for directors and proposals of business, other than those to be included in our proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations with respect to the 2023 annual meeting of stockholders must be delivered to our secretary no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the 2023 annual meeting of stockholders, we must receive such proposals and nominations no earlier than December 3, 2022 and no later than January 2, 2023. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2023 annual meeting of stockholders should be addressed to Kiersten Zaza Botelho, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Please note that only one copy of the Proxy Statement may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us at (650) 289-3060. Please direct your written requests to Kiersten Zaza Botelho, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 25, 2022, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO KIERSTEN ZAZA BOTELHO, SECRETARY, HERCULES CAPITAL, INC., 400 HAMILTON AVENUE, SUITE 310, PALO ALTO, CA 94301. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

You are cordially invited to attend the 2022 annual meeting to be held virtually at www.virtualshareholdermeeting.com/HTGC2022. Whether or not you plan to attend the virtual 2022 annual meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board

Kiersten Zaza Botelho General Counsel, Chief Compliance Officer and Secretary

STOCKHOLDER PROPOSALS	52

QUESTION AND ANSWER

PROXY STATEMENT GENERAL INFORMATION

Q:	Why did you send me this Proxy Statement?

A:

We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2022 annual meeting of stockholders. The annual meeting will be held virtually at www.virtualshareholdermeeting.com/HTGC2022, on June 23, 2022 at 9 a.m., Pacific Time. This Proxy Statement summarizes the information regarding the matters to be voted upon at the annual meeting. However, you do not need to attend the virtual annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or authorize a proxy to vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting. Further information on voting your shares is provided below under “How do I vote?”

We plan to begin mailing this Proxy Statement on or about May 4, 2022 to all stockholders entitled to vote their shares at our annual meeting.

Q:	Who can vote, and how many votes do I have?

A:

If you owned shares of our common stock at the close of business on April 25, 2022, you are entitled to vote your shares at our virtual 2022 annual meeting. This date is the record date for the annual meeting. As of the record date, we had 123,880,353 shares of common stock outstanding.

Each share of our common stock that you owned on the record date entitles you to one vote on each matter to be voted on at the annual meeting.

Q:	How do I vote?

A:

If your shares are registered in your name, you may vote at the virtual annual meeting or by proxy without attending the meeting. Registered stockholders may also authorize a proxy to vote by telephone or over the Internet by following the instructions included with your proxy card or the notice we mailed to you. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from Hercules in the postage-paid return envelope. If you vote by any of these available methods, your shares will be voted at the annual meeting in accordance with your instructions. If you sign and return the proxy card or vote by telephone or over the Internet, but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of our Board given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or over the Internet.

Q:	What is the quorum requirement for the annual meeting?

A:

A quorum of stockholders must be present for any business to be conducted at the annual meeting. The quorum requirement for holding the annual meeting and transacting business is the presence in person or by proxy of a majority of our outstanding shares entitled to be voted. Abstentions and broker non-votes will be treated as shares present for determining whether a quorum is established. If there are not sufficient votes for a quorum to be established, the chairman of the annual meeting may adjourn the meeting to permit further solicitation of proxies by the company.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

QUESTION AND ANSWER	53

Q:	What is householding?

A:

Some banks, brokers and other nominee record holders may be “householding” our Proxy Statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Hercules’ Proxy Statements, annual reports and related materials, or if you share an address with another Hercules stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

Q:	May I change my vote or revoke my proxy?

A:

If you are a registered stockholder, you may revoke or change your proxy at any time before it is voted by notifying the secretary of Hercules in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date or by virtually attending the meeting and voting at the meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

Q:	What if I do not authorize my shares are to be voted?

A:

If you are the stockholder of record of your shares and you do not authorize a proxy to vote your shares by proxy card, by telephone or via the Internet or vote at the annual meeting, your shares will not be voted at the annual meeting.

If you hold your shares in “street name,” your bank, broker or other nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your bank, broker or other nominee does not have discretion to vote your shares on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors or Proposal 2, the advisory vote on executive compensation. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

Q:	What are the Board’s recommendations on how to vote my shares?

A:	Our Board recommends the following:

	•	Proposal 1—FOR the election of the nominees named herein as a director

	•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation

	•	Proposal 3—FOR the ratification of PwC as our independent public accounting firm

In addition, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

QUESTION AND ANSWER	54

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

	•	Proposal 1—FOR the election of the nominees named herein as a director

	•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation

	•	Proposal 3—FOR the ratification of PwC as our independent public accounting firm

	•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, your bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, banks, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors or Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1 or Proposal 2. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

Q:	What is the vote required for each proposal?

A:	Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
	Proposal 1—Election of two directors nominated by our Board and named in this Proxy Statement who will serve for the terms specified in this Proxy Statement	Affirmative vote of a majority of the total votes cast for and votes cast against a nominee at the annual meeting in person or by proxy	No

Because directors are elected by a majority of the votes cast, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal. Broker non-votes will have no eﬀect on the results of this vote

	Proposal 2—Approval of advisory proposal on named executive officer compensation	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 3—Ratification of the selection of PwC to serve as our independent public accounting firm for the fiscal year ending December 31, 2022	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	Yes	Abstentions will not be counted as votes cast and will have no effect on the result of the vote; no broker non-votes on this proposal

QUESTION AND ANSWER	55

Q:	What are abstentions and “broker non-votes”?

A:

An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that are not cast on a non-routine matter by a broker that is present (in person or by proxy) at the meeting because the shares entitled to cast the votes are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneﬁcial owner.

Q:	Who is paying for the costs of soliciting these proxies?

A:

Hercules will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We have has also retained Broadridge Financial Services Inc. to assist in the solicitation of proxies for estimated fees of $7,500 plus out-of-pocket expenses.

Q:	How do I find out the results of the voting at the annual meeting?

A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published on Form 8-K within four (4) business days from the date of the annual meeting.

Q:	Who should I call if I have any questions?

A:

If you have any questions about the annual meeting, voting or your ownership of our common stock, please call Michael Hara, Investor Relations at (650) 433-5578 or send an e-mail to Kiersten Zaza Botelho, Secretary, at kbotelho@htgc.com or call her at (857) 202-5388.

QUESTION AND ANSWER	56

HERCULES CAPITAL, INC. 400 HAMILTON AVENUE SUITE 310 PALO ALTO, CA 94301 ATTN: KIERSTEN ZAZA BOTELHO SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HTGC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Scott Bluestein 02) Wade Loo To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approve, on an advisory basis, the compensation of the Company's named executive officers. 3. Ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2022. NOTE: All such other business as may properly come before the meeting will be transacted or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000559557_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.comHERCULES CAPITAL, INC. Virtual Annual Meeting of Stockholders June 23, 2022 This proxy is solicited by the Board of Directors. The stockholder(s) hereby appoint(s) Scott Bluestein and Kiersten Zaza Botelho, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HERCULES CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 9:00 a.m., PT on June 23, 2022, at www.virtualshareholdermeeting.com/HTGC2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000559557_2 R1.0.0.24